Exhibit 99.2

For Immediate Release
April 27, 2016

The Carlyle Group Announces First Quarter 2016 Financial Results

•	$129 million of Distributable Earnings on a pre-tax basis for Q1 2016 and $904 million over the last twelve months; $0.35 per common unit on a post-tax basis in Q1 2016

•	Declared a quarterly distribution of $0.26 per common unit for Q1 2016

•	$3.9 billion in equity invested in Q1 2016 and $11.3 billion invested over the last twelve months

•
$2.2 billion in gross new capital raised in Q1 2016 and $0.1 billion raised on a net basis after redemptions; $17.6 billion in gross new capital raised over the last twelve months and $12.1 billion on a net basis after redemptions

•	$3.2 billion in realized proceeds in Q1 2016 and $16.7 billion realized over the last twelve months

•	Economic Net Income of $89 million on a pre-tax basis and $0.18 per Adjusted Unit on a post-tax basis, driven by 1% carry fund portfolio appreciation in Q1 2016

•	U.S. GAAP net income (loss) attributable to The Carlyle Group L.P. of $8 million, or $0.01 per common unit on a diluted basis, for Q1 2016 and $(50) million over the last twelve months
Washington, DC – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the first quarter ended March 31, 2016.

Carlyle Co-CEO David M. Rubenstein said, “Despite the challenging market backdrop in the first quarter, we deployed a significant amount of capital, produced a reasonable amount of Distributable Earnings and positioned ourselves for strong performance in the coming quarters. We continue to manage our business with a long term perspective, however, the second quarter is already off to a good start.”

Carlyle Co-CEO William E. Conway, Jr. said, “We have invested almost $8 billion in capital from our carry funds over the past two quarters across various geographies and asset classes, and we still have $43 billion in carry fund dry powder to deploy. We are well positioned to take advantage of opportunities and deliver good results for our fund investors and unitholders.”

U.S. GAAP results for Q1 2016 included income before provision for income taxes of $15 million, and net income attributable to the common unitholders through The Carlyle Group L.P. of $8 million, or net income per common unit of $0.01, on a diluted basis. U.S. GAAP results for the twelve months ended March 31, 2016 included loss before provision for income taxes of $198 million. Total balance sheet assets were $9 billion as of March 31, 2016.

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Carlyle adopted new U.S. GAAP consolidation guidance on January 1, 2016, which resulted in the deconsolidation of certain Carlyle sponsored funds and CLOs. While the adoption of this guidance impacted net income, it did not impact net income attributable to Carlyle Holdings or net income attributable to The Carlyle Group L.P. However, the adoption of this guidance reduced total assets, liabilities and partners' capital.

First Quarter Distribution
The Board of Directors has declared a quarterly distribution of $0.26 per common unit to holders of record at the close of business on May 16, 2016, payable on May 25, 2016.
Distribution Policy
It is Carlyle’s intention to cause Carlyle Holdings to make quarterly distributions to its partners, including The Carlyle Group L.P.’s wholly owned subsidiaries, that will enable The Carlyle Group L.P. to pay a quarterly distribution of approximately 75% of Distributable Earnings per common unit, net of taxes and amounts payable under the tax receivable agreement, for the quarter. Carlyle’s general partner may adjust the distribution for amounts determined to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its funds or to comply with applicable law or any of its financing agreements, or to provide for future cash requirements such as tax-related payments, clawback obligations and distributions to unitholders for any ensuing quarter. The amount to be distributed could also be adjusted upward in any one quarter. The declaration and payment of any distributions is at the sole discretion of Carlyle’s general partner, which may change or eliminate the distribution policy at any time.

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Performance Metrics
Carlyle evaluates the underlying performance of its business on four key metrics: funds raised, equity invested, carry fund returns and realized proceeds for fund investors. The table below highlights the results of these metrics for Q1 2016, year-to-date (YTD) and for the last twelve months (LTM)1.
During Q1 2016, Carlyle generated $0.1 billion of net funds raised. Carlyle raised gross new capital of $2.2 billion across its fund platform, which was largely offset by gross redemptions of $1.8 billion in our hedge fund partnerships and the return of $0.3 billion in fund investor capital related to our previously announced wind down of Diversified Global Asset Management ("DGAM").

Net Funds Raised					Equity Invested
Q1	$0.1 billion				Q1	$3.9 billion
	YTD:	$0.1 bn	LTM:	$12.1 bn		YTD:	$3.9 bn	LTM:	$11.3 bn

Realized Proceeds					Carry Fund Returns
Q1	$3.2 billion				Q1	1%
	YTD:	$3.2 bn	LTM:	$16.7 bn		YTD:	1%	LTM:	1%
Note: Equity Invested and Realized Proceeds reflect carry funds only.
During Q1 2016, within its carry funds, Carlyle generated realized proceeds of $3.2 billion from 114 investments across 40 carry funds. Carlyle invested $3.9 billion of equity in 128 new or follow-on investments across 25 carry funds in Q1 2016. On an LTM basis, Carlyle realized proceeds of $16.7 billion and invested $11.3 billion.

		Realized Proceeds			Equity Invested
	Segment (Carry Funds Only)	# of Investments	# of Funds	$ millions	# of Investments	# of Funds	$ millions
Q1	Corporate Private Equity	34	19	$2,312	20	10	$3,265
	Global Market Strategies	21	7	$26	10	4	$94
	Real Assets	60	14	$827	98	11	$554
	Carlyle	114	40	$3,165	128	25	$3,914
LTM	Corporate Private Equity	103	27	$11,764	62	20	$7,617
	Global Market Strategies	44	8	$310	20	5	$599
	Real Assets	166	17	$4,625	201	17	$3,047
	Carlyle	308	52	$16,699	282	42	$11,263
Note: The columns may not sum as some investments cross segment lines, but are only counted one time for Carlyle results.

_______________________________________________________________________________________________________________________________
1 LTM, or last twelve months, refers to the period Q2 2015 through Q1 2016. Prior LTM, or the prior rolling 12-month period, refers to the period Q2 2014 through Q1 2015.

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Carlyle All Segment Results

•	Distributable Earnings (DE): $129 million for Q1 2016 and $904 million on an LTM basis

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Distributable Earnings were $129 million for Q1 2016, or $0.35 per common unit on a post-tax basis, compared to $148 million for Q1 2015. DE was $904 million on an LTM basis, 4% lower than the prior LTM.

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Fee-Related Earnings (FRE) were $51 million for Q1 2016, in line with $51 million for Q1 2015. Compared to Q1 2015, fee revenues were relatively flat as catch-up management fees of $5 million were $18 million lower than Q1 2015, while transaction fees were $19 million higher than Q1 2015, primarily due to the closing of a large transaction in one of our buyout funds during Q1 2016. Cash compensation of $162 million, excluding equity-based compensation, was $11 million lower compared to Q1 2015, while general and administrative expenses and depreciation and amortization were $10 million higher than in Q1 2015. FRE was $199 million on an LTM basis, 24% lower than the prior LTM.

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Realized Net Performance Fees were $70 million for Q1 2016, compared to $178 million for Q1 2015, due to a lower level of realizations in Corporate Private Equity and Real Assets funds, as well as a lower effective carry rate on realized gains in certain Corporate Private Equity funds. For Q1 2016, net realized performance fees included fees related to exits in Landmark Aviation, WorldStrides, Seven Days Group Holding Ltd, and B&B Investments, among others. Realized Net Performance Fees were $680 million on an LTM basis, 12% lower than the prior LTM.

◦	Realized Investment Income was $8 million in Q1 2016, with gains in certain Corporate Private Equity and Real Estate investments.

•	Economic Net Income (Loss) (ENI): $89 million for Q1 2016 and $212 million on an LTM basis

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Q1 2016 ENI was positively impacted by strong carry fund valuations in our real estate and U.S. buyout funds, partially offset by depreciation in our Asia buyout funds. Lower valuations in Global Market Strategies and Legacy Energy funds had limited impact on net performance fees. Net performance fees were $75 million compared to $282 million in Q1 2015. On an LTM basis, ENI of $212 million was 77% lower than the prior LTM.

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Carlyle generated ENI per Adjusted Unit of $0.18 on a post-tax basis for Q1 2016.  The Q1 2016 provision for income tax was higher than prior periods as a larger share of quarterly income was subject to corporate tax relative to prior periods.

The Carlyle Group L.P. - All Segments	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 15 - Q1 16	QoQ	YoY	LTM

Revenues	885	663	94	491	451	1,699	(8)%	(49)%	(44)%

Expenses	612	484	222	418	363	1,486	(13)%	(41)%	(29)%

Economic Net Income (Loss)	273	180	(128)	73	89	212	22%	(68)%	(77)%

Fee-Related Earnings	51	47	57	43	51	199	19%	0%	(24)%

Net Performance Fees	282	149	(149)	109	75	185	(31)%	(73)%	(77)%

Realized Net Performance Fees	178	333	177	100	70	680	(30)%	(61)%	(12)%

Distributable Earnings	148	386	244	145	129	904	(11)%	(13)%	(4)%

Distributable Earnings per common unit (after taxes)	$0.43	$1.18	$0.74	$0.38	$0.35
Distribution per common unit	$0.33	$0.89	$0.56	$0.29	$0.26

Total Assets Under Management ($ in billions)	192.7	192.8	187.7	182.6	178.1		(2)%	(8)%	(8)%

Fee-Earning Assets Under Management ($ in billions)	129.4	130.0	128.1	131.0	130.3		(1)%	1%	1%

Note: Totals may not sum due to rounding.

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Carry Fund Performance and Net Accrued Performance Fees
Carlyle's carry fund portfolio valuation increased 1% during Q1 2016. Over the past twelve months, Carlyle’s carry fund portfolio valuation also increased 1%. The carry fund public portfolio appreciated 1% during Q1 2016 while the carry fund private portfolio was flat. First quarter valuations were positively impacted by strength in U.S. Buyout and U.S. Real Estate funds, while depreciation in Global Market Strategies, Natural Resources and Legacy Energy carry funds negatively impacted overall appreciation.
As of Q1 2016, net accrued performance fees of $1.3 billion were up slightly from the end of Q4 2015 but lower compared to $1.8 billion at the end of Q1 2015. The decline compared to Q1 2015 is primarily due to strong 2015 exit activity in Corporate Private Equity and Real Estate funds that realized carry.

	2014				2015				2016	Net Accrued Performance Fees
Fund Valuations ($ in millions)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q1 2016
Overall Carry Fund Appreciation/ (Depreciation) (1,2)	6%	5%	3%	1%	6%	3%	(4)%	2%	1%

Corporate Private Equity (3)	8%	5%	3%	7%	8%	5%	(3)%	3%	1%	$1,114
Buyout	8%	5%	3%	7%	9%	4%	(3)%	3%	1%	$1,057
Growth Capital	0%	13%	8%	1%	3%	11%	0%	0%	(2)%	$57

Real Assets (3)	2%	3%	2%	(8)%	2%	0%	(5)%	0%	1%	$144
Real Estate	2%	4%	4%	8%	11%	4%	6%	6%	8%	$212
Natural Resources (4)			3%	(8)%	1%	0%	(4)%	0%	(2)%	$9
Legacy Energy	1%	2%	0%	(17)%	(3)%	(3)%	(17)%	(7)%	(3)%	$(77)

Global Market Strategies Carry Funds (3)	3%	12%	6%	(2)%	3%	2%	(9)%	(4)%	(12)%	$34

Non-Carry Fund / Other (5)										$44

Net Accrued Performance Fees										$1,336
(1) Appreciation/(Depreciation) represents unrealized gain/(loss) for the period on a total return basis before fees and expenses. The percentage of return is calculated as: ending remaining investment fair market value plus net investment outflow (sales proceeds minus net purchases) minus beginning remaining investment fair market value divided by beginning remaining investment fair market value. Fund only, does not include co-investment.
(2) Carlyle’s “carry funds” refer to (i) those investment funds that we advise, including the buyout funds, growth capital funds, real estate funds, infrastructure funds, certain energy funds and opportunistic credit, distressed debt and mezzanine funds (but excluding our structured credit/other structured product funds, hedge funds, business development companies, mutual fund, and fund of funds vehicles), where we receive a special residual allocation of income, which we refer to as a carried interest, in the event that specified investment returns are achieved by the fund and (ii) those investment funds advised by NGP from which we are entitled to receive a carried interest.
(3) We generally earn performance fees (or carried interest) from our carry funds representing a 20% allocation of profits generated on third-party capital after returning the invested capital, the allocation of preferred returns of generally 8% or 9% and return of certain fund costs. Our net interest in the performance fees after allocations to our investment professionals or other parties varies based on each fund. For our Corporate Private Equity, Global Market Strategies, Real Estate and Natural Resources carry funds (excluding NGP) our net interest in performance fees is generally 55%. Our net interest in the performance fees from the NGP carry funds ranges from 40% to 47.5%. Our net interest in the performance fees from our Legacy Energy carry funds generally ranges from 16% to 40%, with a weighted average of 18% based on remaining fair value invested as of March 31, 2016.
(4) Natural Resources is comprised of NGP, infrastructure, power, and international energy funds.
(5) Includes structured credit/other structured product funds, hedge funds, business development companies, mutual fund, and fund of funds vehicles.

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Assets Under Management and Remaining Fair Value of Capital

•	Total Assets Under Management: $178.1 billion as of Q1 2016 (-8% LTM)

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Major drivers of change versus Q4 2015: Commitments, net of expired capital (+$1.1 billion) and foreign exchange impact (+$2.7 billion), offset by net distributions (-$4.9 billion), net redemptions (-$1.8 billion) and market depreciation (-$1.0 billion).

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Total Dry Powder of $56.6 billion as of Q1 2016, comprised of $23.1 billion in Corporate Private Equity, $4.7 billion in Global Market Strategies, $15.4 billion in Real Assets and $13.3 billion in Investment Solutions.

•	Fee-Earning Assets Under Management: $130.3 billion as of Q1 2016 (+1% LTM)

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Major drivers of change versus Q4 2015: Inflows, including fee-paying commitments (+$2.7 billion) and foreign exchange increases (+$2.0 billion), offset by net distributions and outflows (-$2.1 billion), net redemptions (-$1.7 billion) and market depreciation (-$0.6 billion).

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Fee-Earning AUM was positively impacted during the first quarter by follow-on commitments into our second energy mezzanine fund and second power fund, and activation of mandates in our AlpInvest fund of funds vehicles and Metropolitan fund vehicles, offset by redemptions in our hedge fund partnerships and return of capital to DGAM investors.

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During Q1 2016, our hedge funds partnerships returned $1.8 billion in gross redemptions to their fund investors. Over the next several quarters, our hedge fund partnerships expect to return an incremental $1-2 billion in additional redemptions, excluding potential gross inflows.

•	Remaining Fair Value of Capital (carry funds only) as of Q1 2016: $58.5 billion

◦	Current Multiple of Invested Capital (MOIC) of remaining fair value of capital: 1.2x.

◦	Total Fair Value derived from investments made in 2011 or earlier: 39%.

◦	AUM in-carry ratio as of the end of Q1 2016: 45%. The change versus the prior quarter is due to our most recent vintage U.S. real estate fund coming into carry.
Note: Data as of March 31, 2016. (1) Fair value of remaining carry fund capital in the ground, by vintage. Totals may not sum due to rounding.

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Non-GAAP Operating Results
Carlyle’s non-GAAP results for Q1 2016 are provided in the table below:

Carlyle Group Summary
$ in millions, except unit and per unit amounts

Economic Net Income	Q1 2016

Economic Net Income (pre-tax)	$88.5
Less: Provision for income taxes (1)	30.3

Economic Net Income, After Taxes	$58.2

Adjusted Units (in millions) (2)	326.1

Economic Net Income, After Taxes per Adjusted Unit	$0.18

Distributable Earnings

Distributable Earnings	$128.6
Less: Estimated foreign, state, and local taxes (3)	8.2

Distributable Earnings, After Taxes	$120.4

Allocating Distributable Earnings for only public unitholders of The Carlyle Group L.P.

Distributable Earnings to The Carlyle Group L.P.	$30.7
Less: Estimated current corporate income taxes (4)	1.4

Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$29.3

Units in public float (in millions)(5)	83.4
Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding	$0.35

(1) Represents the implied provision for income taxes that was calculated using a similar methodology as that used in calculating the tax provision for The Carlyle Group L.P., without any reduction for non-controlling interests.
(2) For information regarding our calculation of Adjusted Units, please see page 31.
(3) Represents the implied provision for current income taxes that was calculated using a similar methodology as that used in calculating the current tax provision for The Carlyle Group L.P., without any reduction for non-controlling interests.
(4) Represents current corporate income taxes payable upon Distributable Earnings allocated to Carlyle Holdings I GP Inc. and estimated current Tax Receivable Agreement payments owed.
(5) Includes 2,366,429 common units that we estimate will be issued in May 2016 in connection with the vesting of deferred restricted common units. These newly issued units are included in this calculation because they will participate in the unitholder distribution that will be paid in May 2016.

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Corporate Private Equity (CPE)

Net Funds Raised				Equity Invested				Realized Proceeds				Carry Fund Returns
Q1	$0.1 billion			Q1	$3.3 billion			Q1	$2.3 billion			Q1	1%
YTD:	$0.1 bn	LTM:	$6.4 bn	YTD:	$3.3 bn	LTM:	$7.6 bn	YTD:	$2.3 bn	LTM:	$11.8 bn	YTD:	1%	LTM:	5%

•	Distributable Earnings (DE): $105 million for Q1 2016 and $709 million on an LTM basis, compared to $836 million for the prior LTM. The following components impacted DE in Q1 2016:

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Fee-Related Earnings (FRE) were $32 million for Q1 2016, compared to $22 million for Q1 2015. The increase in Q1 2016 was driven by higher transaction fees of $20 million in Q1 2016 compared to $2 million in Q1 2015, and was partially offset by lower management fees compared to Q1 2015. Catch-up management fees were less than $1 million in Q1 2016 compared to $12 million in Q1 2015. FRE was $116 million on an LTM basis, compared to $138 million for the prior LTM.

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Realized Net Performance Fees were $68 million for Q1 2016, compared to $169 million for Q1 2015. Carlyle Partners V and Carlyle Asia Partners III generated the majority of CPE's realized net performance fees in Q1 2016. Realized Net Performance Fees were $567 million on an LTM basis, compared to $679 million for the prior LTM.

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Realized Investment Income was $5 million for Q1 2016, compared to $3 million for Q1 2015. Results for Q1 2016 were primarily driven by realized gains in our large buyout funds. Realized Investment Income was $25 million on an LTM basis, compared to $19 million for the prior LTM.

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Economic Net Income (ENI): $32 million for Q1 2016 and $143 million on an LTM basis, compared to $892 million for the prior LTM. The LTM decline relative to the prior LTM was largely attributable to lower appreciation in our carry funds, as well as by modestly lower FRE and higher equity compensation.

◦	CPE carry fund valuations increased 1% in Q1 2016 and increased 5% on an LTM basis, compared to an increase of 8% in Q1 2015.

◦	Net Performance Fees were $19 million for Q1 2016, compared to $274 million for Q1 2015. Net Performance Fees were $112 million on an LTM basis, compared to $772 million for the prior LTM.

•	Total Assets Under Management (AUM): $61.1 billion as of Q1 2016 (-5% LTM).

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Funds Raised in Q1 2016 of $0.1 billion were attributable to a final closing in our second U.S. mid-market buyout fund. We are currently raising capital for our latest vintage Asia growth fund and our long dated, global partners investment fund.

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Fee-Earning Assets Under Management of $40.9 billion was flat as compared to Q4 2015 and increased 4% versus Q1 2015. Major drivers of change versus Q4 2015: Foreign exchange and other (+$0.4 billion), inflows including fee-paying commitments (+$0.3 billion), offset by (-$0.7 billion) in outflows, including distributions and basis step downs.

Corporate Private Equity	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 15 - Q1 16	QoQ	YoY	LTM

Economic Net Income (Loss)	289	178	(130)	63	32	143	(48)%	(89)%	(84)%

Fee-Related Earnings	22	38	29	17	32	116	91%	46%	(16)%

Net Performance Fees	274	147	(141)	87	19	112	(78)%	(93)%	(85)%

Realized Net Performance Fees	169	299	138	62	68	567	9%	(60)%	(17)%

Distributable Earnings	194	345	178	81	105	709	30%	(46)%	(15)%

Total Assets Under Management ($ in billions)	64.0	63.6	63.1	63.1	61.1		(3)%	(5)%	(5)%

Fee-Earning Assets Under Management ($ in billions)	39.4	40.3	40.7	40.9	40.9		0%	4%	4%

Note: Totals may not sum due to rounding.

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Global Market Strategies (GMS)

Net Funds Raised				Equity Invested				Realized Proceeds				Carry Fund Returns
Q1	$(0.5) billion			Q1	$0.1 billion			Q1	$0.0 billion			Q1	(12)%
YTD:	$(0.5) bn	LTM:	$2.0 bn	YTD:	$0.1 bn	LTM:	$0.6 bn	YTD:	$0.0 bn	LTM:	$0.3 bn	YTD:	(12)%	LTM:	(24)%

Note: Funds Raised excludes acquisitions, but includes hedge funds, mutual fund and CLOs/other structured products. Equity Invested and Realized Proceeds are for carry funds only.
Distributable Earnings (DE): $1 million for Q1 2016 and $31 million on an LTM basis, compared to $78 million for the prior LTM. The following components impacted DE in Q1 2016:

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Fee-Related Earnings (FRE) were $(1) million for Q1 2016, compared to $5 million for Q1 2015. The decline was driven by lower earnings from our hedge fund partnerships and commodities funds, partially offset by lower cash compensation expense. The effect of commencing management fees on our second energy mezzanine funds at the end of December 2015 was largely offset this quarter by $5 million of fundraising costs in connection with closes in our latest vintage distressed debt and energy mezzanine funds. FRE was $6 million on an LTM basis, compared to $53 million for the prior LTM.

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Realized Net Performance Fees were $1 million for Q1 2016, compared to $2 million for Q1 2015. Realized Net Performance Fees were $20 million on an LTM basis, compared to $16 million for the prior LTM.

◦	Realized Investment Income was $1 million for Q1 2016, compared to $2 million in Q1 2015. Realized Investment Income was $5 million on an LTM basis compared to $9 million for the prior LTM.

•	Economic Net Income/(Loss) (ENI): $(6) million for Q1 2016 and $(55) million on an LTM basis, compared to $68 million for the prior LTM.

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GMS carry fund valuations depreciated 12% in Q1 2016, as compared to 3% appreciation in Q1 2015, primarily owing to challenging energy credit markets. The asset-weighted hedge fund performance of our reported funds was (4.6)% in Q1 2016.

◦	Net Performance Fees of $2 million for Q1 2016, compared to $13 million for Q1 2015. Net Performance Fees were $(25) million on an LTM basis, compared to $33 million for the prior LTM.

•	Total Assets Under Management (AUM): $34.0 billion as of Q1 2016 (-7% LTM).

◦	Fee-Earning AUM of $28.6 billion declined 8% versus Q4 2015 and declined 11% versus Q1 2015.

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Total hedge fund AUM ended Q1 2016 at $6.3 billion, versus $8.3 billion at Q4 2015 and $11.3 billion at Q1 2015. During the quarter, our hedge fund partnerships returned $1.8 billion in gross redemptions to their fund investors. Over the next several quarters, our hedge fund partnerships expect to return an incremental $1-2 billion in additional redemptions to fund investors.

◦	GMS carry fund AUM ended Q1 2016 at $6.8 billion.

◦	Total structured credit/other structured product fund AUM ended Q1 2016 at $19.5 billion.

Global Market Strategies	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 15 - Q1 16	QoQ	YoY	LTM

Economic Net Income (Loss)	10	0	(28)	(22)	(6)	(55)	74%	(157)%	(181)%

Fee-Related Earnings	5	(2)	6	3	(1)	6	(131)%	(122)%	(88)%

Net Performance Fees	13	6	(27)	(6)	2	(25)	132%	(86)%	(175)%

Realized Net Performance Fees	2	5	6	8	1	20	(88)%	(57)%	23%

Distributable Earnings	9	4	15	11	1	31	(93)%	(91)%	(60)%

Total Assets Under Management ($ in billions)	36.3	36.4	35.5	35.3	34.0		(4)%	(7)%	(7)%

Fee-Earning Assets Under Management ($ in billions)	32.0	31.3	29.5	31.0	28.6		(8)%	(11)%	(11)%

Funds Raised, excluding hedge funds ($ in billions)	2.5	1.8	1.5	1.6	1.0	5.8
Hedge Fund Net Inflows ($ in billions)	(2.1)	(0.6)	(0.7)	(0.9)	(1.5)	(3.7)

Note: Totals may not sum due to rounding.

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Real Assets

Net Funds Raised				Equity Invested				Realized Proceeds				Carry Fund Returns
Q1	$0.2 billion			Q1	$0.6 billion			Q1	$0.8 billion			Q1	1%
YTD:	$0.2 bn	LTM:	$2.0 bn	YTD:	$0.6 bn	LTM:	$3.0 bn	YTD:	$0.8 bn	LTM:	$4.6 bn	YTD:	1%	LTM:	(4)%

Note: Funds Raised excludes acquisitions. Equity Invested and Realized Proceeds are for carry funds only.

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Distributable Earnings (DE): $20 million for Q1 2016 and $154 million on an LTM basis, compared to $64 million for the prior LTM, excluding the impact of the Q1 2015 French tax judgment of $(80) million. The following components impacted DE in Q1 2016.

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Fee-Related Earnings (FRE) were $16 million for Q1 2016, compared to $19 million for Q1 2015. The decline in Q1 2016 is due to modestly lower management fee revenue and higher interest expense relative to Q1 2015. Catch up management fees in Q1 2016 were $4 million compared to $11 million in Q1 2015. The decrease in catch up management fees was largely offset by the increase in management fees resulting from the activation of fees on NGP XI. FRE was $69 million on an LTM basis, compared to $41 million for the prior LTM.

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Realized Net Performance Fees were $1 million for Q1 2016, compared to $6 million for Q1 2015. The decline in Q1 2016 compared to Q1 2015 is due to lower realizations in U.S. Real Estate funds. Realized Net Performance Fees were $90 million on an LTM basis, compared to $64 million for the prior LTM.

◦
Realized Investment Income (Loss) was $2 million for Q1 2016, compared to $(86) million for Q1 2015. The increase in Q1 2016 is attributable to various real estate and energy investments, while the loss in Q1 2015 owed to the adverse French tax judgment million in one of our European Real Estate funds. Realized investment income (loss) was $(5) million on an LTM basis, compared to $(41) million for the prior LTM, excluding the impact of the Q1 2015 French tax judgment.

•	Economic Net Income (Loss) (ENI): $62 million for Q1 2016 and $128 million on an LTM basis, compared to $(30) million for the prior LTM, excluding the impact of the Q1 2015 French tax judgment.

◦	Real Assets carry fund valuations appreciated 1% in Q1 2016, compared to 2% appreciation in Q1 2015.

◦
Net Performance Fees were $54 million for Q1 2016, compared to $(9) million for Q1 2015. Net performance fees were positively impacted by strength in U.S. Real Estate V and VI, while our seventh U.S. Real Estate fund moved into an accrued carry position for the first time, partially offset by the Legacy Energy funds. Net Performance Fees were $89 million on an LTM basis, compared to $(28) million for the prior LTM.

•	Total Assets Under Management (AUM): $36.7 billion for Q1 2016 (-14% LTM).

◦	Funds Raised in Q1 2016 of $0.2 billion were driven largely by a final closing on our second Power fund.

◦
Fee-Earning Assets Under Management of $30.7 billion in Q1 2016 declined by 1% versus Q4 2015 and increased 11% versus Q1 2015. Major drivers of change versus Q4 2015: inflows, including fee-paying commitments (+$0.3 billion), offset by outflows, including distributions (-$0.7 billion).

Real Assets	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 15 - Q1 16	QoQ	YoY	LTM

Economic Net Income (Loss)	(33)	1	26	39	62	128	57%	284%	269%

Economic Net Income (excluding French tax)	1	1	26	39	62	128	57%	NM	533%

Fee-Related Earnings	19	12	20	22	16	69	(25)%	(13)%	70%

Net Performance Fees	(9)	(7)	16	26	54	89	107%	706%	417%

Realized Net Performance Fees	6	28	32	28	1	90	(96)%	(83)%	40%

Distributable Earnings	(62)	37	47	51	20	154	(62)%	132%	NM

Distributable Earnings (excluding French tax)	18	37	47	51	20	154	(62)%	7%	141%

Total Assets Under Management ($ in billions)	42.9	42.2	40.2	38.0	36.7		(3)%	(14)%	(14)%

Fee-Earning Assets Under Management ($ in billions)	27.6	28.1	28.5	30.9	30.7		(1)%	11%	11%

Note: Totals may not sum due to rounding.

Page | 10

Investment Solutions

•	Distributable Earnings (DE): $4 million for Q1 2016 and $10 million on an LTM basis, compared to $40 million for the prior LTM.

◦
Fee-Related Earnings (FRE) were $3 million for Q1 2016, compared to $6 million for Q1 2015. The decrease was largely attributable to lower management fees and slightly higher general and administrative expenses. FRE was $7 million on an LTM basis, compared to $29 million for the prior LTM.

◦	Realized Net Performance Fees were $1 million for Q1 2016, compared to $1 million for Q1 2015. Realized Net Performance Fees were $3 million on an LTM basis, compared to $11 million for the prior LTM.

•	Economic Net Income (Loss) (ENI) was break even for Q1 2016 and $(3) million on an LTM basis, compared to $39 million for the prior LTM.

◦	Net Performance Fees were break even for Q1 2016, compared to $4 million in Q1 2015. Net Performance Fees were $9 million on an LTM basis, compared to $15 million for the prior LTM.

•
During Q1 2016 we decided to restructure our Investment Solutions segment to focus on private market secondaries, primary investments, co-investment and managed account activities and, given the challenging market environment, discontinue our fund of hedge funds and liquid alternative initiatives. In connection with the restructuring, we commenced a wind down of the operations of Diversified Global Asset Management (DGAM), a global manager of hedge funds.

◦	DGAM returned $0.3 billion to its fund investors during Q1 2016. Over the next several quarters, we expect to return the remaining $1.5 billion in AUM to DGAM fund investors.

◦	We expect the actions we have taken regarding DGAM will improve our Investment Solutions results in the future, exclusive of costs incurred in connection with the wind down.

•	Total Assets Under Management (AUM): $46.3 billion for Q1 2016 (-6% LTM).

◦
Total AUM declined 6% from Q1 2015 due to distributions (-$9.6 billion) and net redemptions of (-$0.5 billion), partially offset by market appreciation (+$3.8 billion), increases in foreign exchange (+$2.1 billion), and new commitments (+$1.4 billion).

•
Fee-Earning Assets Under Management of $30.2 billion in Q1 2016 was 7% higher versus Q4 2015 and was 1% lower compared to Q1 2015. Major drivers of change versus Q4 2015: Inflows including fee-paying commitments (+$1.8 billion) and an increase in foreign exchange (+$1.1 billion), offset by outflows including distributions and basis step downs (-$0.5 billion) and net subscriptions (-$0.3 billion).

Investment Solutions	Quarter					LTM	% Change
$ in millions, except per unit data and where noted
	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 15 - Q1 16	QoQ	YoY	LTM

Economic Net Income (Loss)	8	0	4	(7)	0	(3)	104%	(96)%	(107)%

Fee-Related Earnings	6	0	3	1	3	7	230%	(41)%	(77)%

Net Performance Fees	4	3	4	2	0	9	(78)%	(90)%	(41)%

Realized Net Performance Fees	1	1	1	2	1	3	(67)%	(58)%	(73)%

Distributable Earnings	7	0	3	3	4	10	52%	(45)%	(76)%

Total Assets Under Management ($ in billions)	49.4	50.7	48.9	46.2	46.3		0%	(6)%	(6)%

Fee-Earning Assets Under Management ($ in billions)	30.5	30.3	29.4	28.2	30.2		7%	(1)%	(1)%

Note: Totals may not sum due to rounding.

Page | 11

Balance Sheet Highlights
The amounts presented below exclude the effect of U.S. GAAP consolidation eliminations on investments and accrued performance fees, as well as cash and debt associated with Carlyle’s consolidated funds. All data is as of March 31, 2016.

•	Cash and Cash Equivalents of $0.9 billion.

•	On-balance sheet investments attributable to unitholders of $396 million, excluding the equity investment by Carlyle in NGP Energy Capital Management.

•
Net accrued performance fees attributable to unitholders of $1.3 billion. These performance fees are comprised of $3.1 billion of gross accrued performance fees, less $0.3 billion in accrued giveback obligation and $1.5 billion in accrued performance fee compensation and non-controlling interest.

•	Debt obligations, consisting of loans, senior notes, and promissory notes totaling $1.3 billion.

During Q1 2016, Carlyle repurchased approximately 400,000 units for an aggregate purchase price of $6.1 million as part of its previously announced $200 million unit repurchase program, with the majority of repurchases done via open market transactions. The program remains in place and active.

Conference Call
Carlyle will host a conference call at 8:30 a.m. EDT on Wednesday, April 27, 2016, to announce its first quarter 2016 financial results.
The call may be accessed by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $178 billion of assets under management across 125 funds and 164 fund of funds vehicles as of March 31, 2016. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,650 people in 36 offices across six continents.
Web: www.carlyle.com
Videos: www.youtube.com/onecarlyle
Tweets: www.twitter.com/onecarlyle
Podcasts: www.carlyle.com/about-carlyle/market-commentary
Contacts:
Public Market Investor Relations
Daniel Harris
Phone: 212-813-4527
daniel.harris@carlyle.com
Media
Elizabeth Gill

Page | 12

Phone: 202-729-5385
elizabeth.gill@carlyle.com

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements are subject to risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 24, 2016, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.

Page | 13

The Carlyle Group L.P.
GAAP Statement of Operations (Unaudited)

	Three Months Ended
	Mar 31, 2015	Mar 31, 2016
	(Dollars in millions, except unit and per unit data)
Revenues
Fund management fees	$269.5	$289.5
Performance fees
Realized	326.8	131.8
Unrealized	246.2	13.4
Total performance fees	573.0	145.2
Investment income (loss)
Realized	8.9	12.6
Unrealized	(2.1)	(22.2)
Total investment income (loss)	6.8	(9.6)
Interest and other income	6.0	4.7
Interest and other income of Consolidated Funds	226.3	28.9
Revenue of a consolidated real estate VIE	55.2	24.4
Total revenues	1,136.8	483.1

Expenses
Compensation and benefits
Base compensation	180.1	166.3
Equity-based compensation	89.9	75.4
Performance fee related
Realized	143.0	61.6
Unrealized	173.7	7.9
Total compensation and benefits	586.7	311.2
General, administrative and other expenses	116.8	82.3
Interest	14.6	15.3
Interest and other expenses of Consolidated Funds	237.8	23.4
Interest and other expenses of a consolidated real estate VIE	70.0	23.4
Other non-operating expense	1.1	3.8
Total expenses	1,027.0	459.4

Other income (loss)
Net investment gains (losses) of Consolidated Funds	505.5	(8.4)

Income before provision for income taxes	615.3	15.3
Provision for income taxes	10.5	7.4
Net income	604.8	7.9
Net income (loss) attributable to non-controlling interests in consolidated entities	439.1	(2.3)
Net income attributable to Carlyle Holdings	165.7	10.2
Net income attributable to non-controlling interests in Carlyle Holdings	126.2	1.8
Net income attributable to The Carlyle Group L.P.	$39.5	$8.4

Net income attributable to The Carlyle Group L.P. per common unit
Basic (1)	$0.58	$0.10
Diluted (2) (3)	$0.54	$0.01

Weighted-average common units
Basic	67,684,674	80,885,060
Diluted	72,347,771	299,949,767

(1) Excluded from net income attributable to The Carlyle Group L.P. was approximately $0.4 million that was allocable to participating securities under the two-class method for the three months ended March 31, 2015.
(2) Excluded from net income attributable to The Carlyle Group L.P. was approximately $0.5 million that was allocable to participating securities under the two-class method for the three months ended March 31, 2015.
(3) Included in net income attributable to The Carlyle Group L.P. on a fully diluted basis is incremental net income from the assumed exchange of Carlyle Holdings partnership units of $6.4 million for the three months ended March 31, 2016.

Page | 14

Total Segment Information (Unaudited)
The following table sets forth information in the format used by management when making resource deployment decisions and in assessing the performance of our segments. The information below is the aggregate results of our four segments.

	Three Months Ended			Twelve Months Ended
	Mar 31, 2015	Dec 31, 2015	Mar 31, 2016	Mar 31, 2015	Mar 31, 2016
	(Dollars in millions)
Segment Revenues
Fund level fee revenues
Fund management fees	$296.6	$278.6	$279.9	$1,238.1	$1,181.2
Portfolio advisory fees, net	5.8	3.1	3.2	22.1	12.8
Transaction fees, net	1.8	5.7	20.3	51.8	28.3
Total fee revenues	304.2	287.4	303.4	1,312.0	1,222.3
Performance fees
Realized	321.7	183.0	132.0	1,396.0	1,245.1
Unrealized	280.5	14.2	16.0	309.0	(789.6)
Total performance fees	602.2	197.2	148.0	1,705.0	455.5
Investment income (loss)
Realized	(82.0)	1.9	7.5	(93.4)	24.7
Unrealized	54.0	(1.0)	(13.9)	62.2	(25.5)
Total investment income (loss)	(28.0)	0.9	(6.4)	(31.2)	(0.8)
Interest income	0.8	3.4	3.0	2.7	7.0
Other income	5.7	2.0	3.1	21.9	14.6
Total revenues	884.9	490.9	451.1	3,010.4	1,698.6

Segment Expenses
Compensation and benefits
Direct base compensation	121.9	116.1	121.8	489.2	477.6
Indirect base compensation	51.0	38.3	39.8	193.4	160.9
Equity-based compensation	32.3	30.5	31.4	98.7	120.6
Performance fee related
Realized	143.3	82.8	61.9	624.9	564.9
Unrealized	177.1	5.1	10.8	287.3	(294.6)
Total compensation and benefits	525.6	272.8	265.7	1,693.5	1,029.4
General, administrative, and other indirect expenses	66.5	124.0	74.4	312.9	370.7
Depreciation and amortization expense	5.5	6.8	7.3	22.5	27.4
Interest expense	14.6	14.6	15.2	58.1	58.7
Total expenses	612.2	418.2	362.6	2,087.0	1,486.2

Economic Net Income	$272.7	$72.7	$88.5	$923.4	$212.4
(-) Net Performance Fees	281.8	109.3	75.3	792.8	185.2
(-) Investment Income (Loss)	(28.0)	0.9	(6.4)	(31.2)	(0.8)
(+) Equity-based compensation	32.3	30.5	31.4	98.7	120.6
(+) Reserve for Litigation and Contingencies	—	50.0	—	—	50.0
(=) Fee Related Earnings	$51.2	$43.0	$51.0	$260.5	$198.6
(+) Realized Net Performance Fees	178.4	100.2	70.1	771.1	680.2
(+) Realized Investment Income (Loss)	(82.0)	1.9	7.5	(93.4)	24.7
(=) Distributable Earnings	$147.6	$145.1	$128.6	$938.2	$903.5

Page | 15

Total Segment Information (Unaudited), cont.

	Three Months Ended
						Mar 31, 2016 vs.
	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016	Mar 31, 2015	Dec 31, 2015
	(Dollars in millions)
Economic Net Income (Loss), Total Segments
Revenues
Segment fee revenues
Fund management fees	$296.6	$310.8	$311.9	$278.6	$279.9	$(16.7)	$1.3
Portfolio advisory fees, net	5.8	3.5	3.0	3.1	3.2	(2.6)	0.1
Transaction fees, net	1.8	1.3	1.0	5.7	20.3	18.5	14.6
Total fee revenues	304.2	315.6	315.9	287.4	303.4	(0.8)	16.0
Performance fees
Realized	321.7	597.0	333.1	183.0	132.0	(189.7)	(51.0)
Unrealized	280.5	(265.6)	(554.2)	14.2	16.0	(264.5)	1.8
Total performance fees	602.2	331.4	(221.1)	197.2	148.0	(454.2)	(49.2)
Investment income (loss)
Realized	(82.0)	6.1	9.2	1.9	7.5	89.5	5.6
Unrealized	54.0	4.9	(15.5)	(1.0)	(13.9)	(67.9)	(12.9)
Total investment income (loss)	(28.0)	11.0	(6.3)	0.9	(6.4)	21.6	(7.3)
Interest income	0.8	0.5	0.1	3.4	3.0	2.2	(0.4)
Other income	5.7	4.6	4.9	2.0	3.1	(2.6)	1.1
Total revenues	884.9	663.1	93.5	490.9	451.1	(433.8)	(39.8)

Expenses
Compensation and benefits
Direct base compensation	121.9	118.0	121.7	116.1	121.8	(0.1)	5.7
Indirect base compensation	51.0	40.0	42.8	38.3	39.8	(11.2)	1.5
Equity-based compensation	32.3	27.9	30.8	30.5	31.4	(0.9)	0.9
Performance fee related
Realized	143.3	264.3	155.9	82.8	61.9	(81.4)	(20.9)
Unrealized	177.1	(82.1)	(228.4)	5.1	10.8	(166.3)	5.7
Total compensation and benefits	525.6	368.1	122.8	272.8	265.7	(259.9)	(7.1)
General, administrative, and other indirect expenses	66.5	94.2	78.1	124.0	74.4	7.9	(49.6)
Depreciation and amortization expense	5.5	6.7	6.6	6.8	7.3	1.8	0.5
Interest expense	14.6	14.5	14.4	14.6	15.2	0.6	0.6
Total expenses	612.2	483.5	221.9	418.2	362.6	(249.6)	(55.6)

Economic Net Income (Loss)	$272.7	$179.6	$(128.4)	$72.7	$88.5	$(184.2)	$15.8
(-) Net Performance Fees	281.8	149.2	(148.6)	109.3	75.3	(206.5)	(34.0)
(-) Investment Income (Loss)	(28.0)	11.0	(6.3)	0.9	(6.4)	21.6	(7.3)
(+) Equity-based compensation	32.3	27.9	30.8	30.5	31.4	(0.9)	0.9
(+) Reserve for Litigation and Contingencies	—	—	—	50.0	—	—	(50.0)
(=) Fee Related Earnings	$51.2	$47.3	$57.3	$43.0	$51.0	$(0.2)	$8.0
(+) Realized Net Performance Fees	178.4	332.7	177.2	100.2	70.1	(108.3)	(30.1)
(+) Realized Investment Income (Loss)	(82.0)	6.1	9.2	1.9	7.5	89.5	5.6
(=) Distributable Earnings	$147.6	$386.1	$243.7	$145.1	$128.6	$(19.0)	$(16.5)

Page | 16

Corporate Private Equity Segment Results (Unaudited)

	Three Months Ended
						Mar 31, 2016 vs.
Corporate Private Equity	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016	Mar 31, 2015	Dec 31, 2015
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$134.3	$156.7	$152.5	$133.9	$127.2	$(7.1)	$(6.7)
Portfolio advisory fees, net	5.2	3.3	2.8	3.0	3.1	(2.1)	0.1
Transaction fees, net	1.5	1.3	0.9	4.0	20.3	18.8	16.3
Total fee revenues	141.0	161.3	156.2	140.9	150.6	9.6	9.7
Performance fees
Realized	306.0	536.5	258.6	108.4	126.2	(179.8)	17.8
Unrealized	200.7	(269.8)	(513.9)	59.9	(93.1)	(293.8)	(153.0)
Total performance fees	506.7	266.7	(255.3)	168.3	33.1	(473.6)	(135.2)
Investment income (Loss)
Realized	2.7	8.3	11.0	1.3	4.5	1.8	3.2
Unrealized	7.4	0.7	(12.7)	(0.6)	(6.1)	(13.5)	(5.5)
Total investment income (Loss)	10.1	9.0	(1.7)	0.7	(1.6)	(11.7)	(2.3)
Interest income	0.3	0.2	0.4	0.6	0.9	0.6	0.3
Other income	2.9	2.5	2.7	1.7	1.5	(1.4)	(0.2)
Total revenues	661.0	439.7	(97.7)	312.2	184.5	(476.5)	(127.7)

Expenses
Compensation and benefits
Direct base compensation	53.7	56.5	59.1	54.9	59.8	6.1	4.9
Indirect base compensation	26.3	21.5	23.3	20.4	19.6	(6.7)	(0.8)
Equity-based compensation	17.3	15.3	17.0	15.5	17.8	0.5	2.3
Performance fee related
Realized	137.0	237.2	120.6	46.1	58.6	(78.4)	12.5
Unrealized	95.7	(117.5)	(235.0)	35.1	(44.7)	(140.4)	(79.8)
Total compensation and benefits	330.0	213.0	(15.0)	172.0	111.1	(218.9)	(60.9)
General, administrative, and other indirect expenses	31.7	37.8	36.4	66.5	30.9	(0.8)	(35.6)
Depreciation and amortization expense	2.7	3.0	3.3	3.5	3.4	0.7	(0.1)
Interest expense	7.6	7.7	7.8	7.7	6.9	(0.7)	(0.8)
Total expenses	372.0	261.5	32.5	249.7	152.3	(219.7)	(97.4)

Economic Net Income (Loss)	$289.0	$178.2	$(130.2)	$62.5	$32.2	$(256.8)	$(30.3)
(-) Net Performance Fees	274.0	147.0	(140.9)	87.1	19.2	(254.8)	(67.9)
(-) Investment Income (Loss)	10.1	9.0	(1.7)	0.7	(1.6)	(11.7)	(2.3)
(+) Equity-based compensation	17.3	15.3	17.0	15.5	17.8	0.5	2.3
(+) Reserve for Litigation and Contingencies	—	—	—	26.8	—	—	(26.8)
(=) Fee Related Earnings	$22.2	$37.5	$29.4	$17.0	$32.4	$10.2	$15.4
(+) Realized Net Performance Fees	169.0	299.3	138.0	62.3	67.6	(101.4)	5.3
(+) Realized Investment Income	2.7	8.3	11.0	1.3	4.5	1.8	3.2
(=) Distributable Earnings	$193.9	$345.1	$178.4	$80.6	$104.5	$(89.4)	$23.9

Page | 17

Global Market Strategies Segment Results (Unaudited)

	Three Months Ended
						Mar 31, 2016 vs.
Global Market Strategies	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016	Mar 31, 2015	Dec 31, 2015
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$55.5	$54.8	$52.3	$48.1	$51.1	$(4.4)	$3.0
Portfolio advisory fees, net	0.5	—	0.1	0.1	0.1	(0.4)	—
Transaction fees, net	—	—	—	—	—	—	—
Total fee revenues	56.0	54.8	52.4	48.2	51.2	(4.8)	3.0
Performance fees
Realized	4.6	8.6	11.8	13.0	1.8	(2.8)	(11.2)
Unrealized	18.7	3.6	(62.4)	(23.0)	(0.3)	(19.0)	22.7
Total performance fees	23.3	12.2	(50.6)	(10.0)	1.5	(21.8)	11.5
Investment income (loss)
Realized	1.6	1.2	3.1	(0.5)	0.8	(0.8)	1.3
Unrealized	(4.2)	(1.5)	(5.0)	(5.0)	(2.1)	2.1	2.9
Total investment income (loss)	(2.6)	(0.3)	(1.9)	(5.5)	(1.3)	1.3	4.2
Interest income	0.5	0.1	(0.4)	2.6	1.5	1.0	(1.1)
Other income	1.3	1.3	1.1	0.2	1.1	(0.2)	0.9
Total revenues	78.5	68.1	0.6	35.5	54.0	(24.5)	18.5

Expenses
Compensation and benefits
Direct base compensation	28.2	24.7	22.4	25.9	23.2	(5.0)	(2.7)
Indirect base compensation	8.8	6.4	6.9	6.2	8.2	(0.6)	2.0
Equity-based compensation	5.2	4.3	5.0	4.5	5.0	(0.2)	0.5
Performance fee related
Realized	2.3	4.1	5.4	4.8	0.8	(1.5)	(4.0)
Unrealized	8.2	1.8	(28.6)	(9.1)	(1.1)	(9.3)	8.0
Total compensation and benefits	52.7	41.3	11.1	32.3	36.1	(16.6)	3.8
General, administrative, and other indirect expenses	12.3	22.8	14.0	20.7	19.2	6.9	(1.5)
Depreciation and amortization expense	1.1	1.3	1.3	1.3	1.5	0.4	0.2
Interest expense	2.8	2.7	2.6	2.7	2.7	(0.1)	—
Total expenses	68.9	68.1	29.0	57.0	59.5	(9.4)	2.5

Economic Net Income (Loss)	$9.6	$—	$(28.4)	$(21.5)	$(5.5)	$(15.1)	$16.0
(-) Net Performance Fees	12.8	6.3	(27.4)	(5.7)	1.8	(11.0)	7.5
(-) Investment Income (Loss)	(2.6)	(0.3)	(1.9)	(5.5)	(1.3)	1.3	4.2
(+) Equity-based compensation	5.2	4.3	5.0	4.5	5.0	(0.2)	0.5
(+) Reserve for Litigation and Contingencies	—	—	—	9.0	—	—	(9.0)
(=) Fee Related Earnings (Loss)	$4.6	$(1.7)	$5.9	$3.2	$(1.0)	$(5.6)	$(4.2)
(+) Realized Net Performance Fees	2.3	4.5	6.4	8.2	1.0	(1.3)	(7.2)
(+) Realized Investment Income (Loss)	1.6	1.2	3.1	(0.5)	0.8	(0.8)	1.3
(=) Distributable Earnings	$8.5	$4.0	$15.4	$10.9	$0.8	$(7.7)	$(10.1)

Page | 18

Real Assets Segment Results (Unaudited)

	Three Months Ended
						Mar 31, 2016 vs.
Real Assets	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016	Mar 31, 2015	Dec 31, 2015
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$66.3	$61.5	$69.3	$58.8	$65.2	$(1.1)	$6.4
Portfolio advisory fees, net	0.1	0.2	0.1	—	—	(0.1)	—
Transaction fees, net	0.3	—	0.1	1.7	—	(0.3)	(1.7)
Total fee revenues	66.7	61.7	69.5	60.5	65.2	(1.5)	4.7
Performance fees
Realized	7.7	47.1	57.7	50.7	1.8	(5.9)	(48.9)
Unrealized	14.1	(43.1)	(9.3)	(4.2)	97.7	83.6	101.9
Total performance fees	21.8	4.0	48.4	46.5	99.5	77.7	53.0
Investment income (loss)
Realized	(86.4)	(3.4)	(4.9)	1.1	2.2	88.6	1.1
Unrealized	50.2	6.1	2.1	4.7	(4.7)	(54.9)	(9.4)
Total investment income (loss)	(36.2)	2.7	(2.8)	5.8	(2.5)	33.7	(8.3)
Interest income	—	0.1	0.1	0.1	0.5	0.5	0.4
Other income	1.1	0.5	0.8	0.2	0.4	(0.7)	0.2
Total revenues	53.4	69.0	116.0	113.1	163.1	109.7	50.0

Expenses
Compensation and benefits
Direct base compensation	18.5	17.5	20.4	13.6	20.2	1.7	6.6
Indirect base compensation	12.3	8.8	9.7	8.5	9.2	(3.1)	0.7
Equity-based compensation	7.1	6.3	6.2	5.4	6.2	(0.9)	0.8
Performance fee related
Realized	1.8	18.7	25.5	22.5	0.8	(1.0)	(21.7)
Unrealized	28.9	(7.7)	7.2	(2.1)	44.8	15.9	46.9
Total compensation and benefits	68.6	43.6	69.0	47.9	81.2	12.6	33.3
General, administrative, and other indirect expenses	14.6	20.8	17.0	22.2	14.9	0.3	(7.3)
Depreciation and amortization expense	0.9	1.0	1.2	1.2	1.5	0.6	0.3
Interest expense	2.7	2.6	2.6	2.7	4.0	1.3	1.3
Total expenses	86.8	68.0	89.8	74.0	101.6	14.8	27.6

Economic Net Income (Loss)	$(33.4)	$1.0	$26.2	$39.1	$61.5	$94.9	$22.4
(-) Net Performance Fees	(8.9)	(7.0)	15.7	26.1	53.9	62.8	27.8
(-) Investment Income (Loss)	(36.2)	2.7	(2.8)	5.8	(2.5)	33.7	(8.3)
(+) Equity-based compensation	7.1	6.3	6.2	5.4	6.2	(0.9)	0.8
(+) Reserve for Litigation and Contingencies	—	—	—	9.2	—	—	(9.2)
(=) Fee Related Earnings	$18.8	$11.6	$19.5	$21.8	$16.3	$(2.5)	$(5.5)
(+) Realized Net Performance Fees	5.9	28.4	32.2	28.2	1.0	(4.9)	(27.2)
(+) Realized Investment Income (Loss)	(86.4)	(3.4)	(4.9)	1.1	2.2	88.6	1.1
(=) Distributable Earnings (Loss)	$(61.7)	$36.6	$46.8	$51.1	$19.5	$81.2	$(31.6)

Page | 19

Investment Solutions Segment Results (Unaudited)

	Three Months Ended
						Mar 31, 2016 vs.
Investment Solutions	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016	Mar 31, 2015	Dec 31, 2015
	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$40.5	$37.8	$37.8	$37.8	$36.4	$(4.1)	$(1.4)
Portfolio advisory fees, net	—	—	—	—	—	—	—
Transaction fees, net	—	—	—	—	—	—	—
Total fee revenues	40.5	37.8	37.8	37.8	36.4	(4.1)	(1.4)
Performance fees
Realized	3.4	4.8	5.0	10.9	2.2	(1.2)	(8.7)
Unrealized	47.0	43.7	31.4	(18.5)	11.7	(35.3)	30.2
Total performance fees	50.4	48.5	36.4	(7.6)	13.9	(36.5)	21.5
Investment income (loss)
Realized	0.1	—	—	—	—	(0.1)	—
Unrealized	0.6	(0.4)	0.1	(0.1)	(1.0)	(1.6)	(0.9)
Total investment income (loss)	0.7	(0.4)	0.1	(0.1)	(1.0)	(1.7)	(0.9)
Interest income	—	0.1	—	0.1	0.1	0.1	—
Other income	0.4	0.3	0.3	(0.1)	0.1	(0.3)	0.2
Total revenues	92.0	86.3	74.6	30.1	49.5	(42.5)	19.4

Expenses
Compensation and benefits
Direct base compensation	21.5	19.3	19.8	21.7	18.6	(2.9)	(3.1)
Indirect base compensation	3.6	3.3	2.9	3.2	2.8	(0.8)	(0.4)
Equity-based compensation	2.7	2.0	2.6	5.1	2.4	(0.3)	(2.7)
Performance fee related
Realized	2.2	4.3	4.4	9.4	1.7	(0.5)	(7.7)
Unrealized	44.3	41.3	28.0	(18.8)	11.8	(32.5)	30.6
Total compensation and benefits	74.3	70.2	57.7	20.6	37.3	(37.0)	16.7
General, administrative, and other indirect expenses	7.9	12.8	10.7	14.6	9.4	1.5	(5.2)
Depreciation and amortization expense	0.8	1.4	0.8	0.8	0.9	0.1	0.1
Interest expense	1.5	1.5	1.4	1.5	1.6	0.1	0.1
Total expenses	84.5	85.9	70.6	37.5	49.2	(35.3)	11.7

Economic Net Income (Loss)	$7.5	$0.4	$4.0	$(7.4)	$0.3	$(7.2)	$7.7
(-) Net Performance Fees	3.9	2.9	4.0	1.8	0.4	(3.5)	(1.4)
(-) Investment Income (Loss)	0.7	(0.4)	0.1	(0.1)	(1.0)	(1.7)	(0.9)
(+) Equity-based compensation	2.7	2.0	2.6	5.1	2.4	(0.3)	(2.7)
(+) Reserve for Litigation and Contingencies	—	—	—	5.0	—	—	(5.0)
(=) Fee Related Earnings (Loss)	$5.6	$(0.1)	$2.5	$1.0	$3.3	$(2.3)	$2.3
(+) Realized Net Performance Fees	1.2	0.5	0.6	1.5	0.5	(0.7)	(1.0)
(+) Realized Investment Income	0.1	—	—	—	—	(0.1)	—
(=) Distributable Earnings	$6.9	$0.4	$3.1	$2.5	$3.8	$(3.1)	$1.3

Page | 20

Total Assets Under Management Roll Forward (Unaudited)

	Corporate Private Equity			Global Market Strategies (8)			Real Assets			Investment Solutions (9)			Total
(USD in millions)	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM
Balance, As of December 31, 2015	$24,212	$38,932	$63,144	$3,751	$31,504	$35,255	$15,861	$22,130	$37,991	$14,193	$32,012	$46,205	$58,017	$124,578	$182,595
Commitments (1)	(100)	—	(100)	960	—	960	31	—	31	217	—	217	1,108	—	1,108
Capital Called, net (2)	(1,301)	1,177	(124)	(90)	134	44	(579)	430	(149)	(1,348)	1,267	(81)	(3,318)	3,008	(310)
Distributions (3)	32	(2,653)	(2,621)	77	(118)	(41)	71	(989)	(918)	77	(1,424)	(1,347)	257	(5,184)	(4,927)
Subscriptions, net of Redemptions (4)	—	—	—	—	(1,496)	(1,496)	—	—	—	—	(326)	(326)	—	(1,822)	(1,822)
Changes in CLO collateral balances (5)	—	—	—	—	(259)	(259)	—	—	—	—	—	—	—	(259)	(259)
Market Appreciation/(Depreciation) (6)	—	155	155	—	(822)	(822)	—	(367)	(367)	—	61	61	—	(973)	(973)
Foreign Exchange and other (7)	274	414	688	—	332	332	14	68	82	205	1,369	1,574	493	2,183	2,676
Balance, As of March 31, 2016	$23,117	$38,025	$61,142	$4,698	$29,275	$33,973	$15,398	$21,272	$36,670	$13,344	$32,959	$46,303	$56,557	$121,531	$178,088

Balance, As of March 31, 2015	$24,839	$39,209	$64,048	$2,826	$33,510	$36,336	$16,682	$26,175	$42,857	$16,092	$33,326	$49,418	$60,439	$132,220	$192,659
Commitments (1)	6,132	—	6,132	2,334	—	2,334	1,814	—	1,814	1,444	—	1,444	11,724	—	11,724
Capital Called, net (2)	(8,632)	8,015	(617)	(693)	988	295	(3,197)	3,507	310	(4,894)	4,576	(318)	(17,416)	17,086	(330)
Distributions (3)	531	(12,000)	(11,469)	208	(535)	(327)	79	(5,737)	(5,658)	402	(9,966)	(9,564)	1,220	(28,238)	(27,018)
Subscriptions, net of Redemptions (4)	—	—	—	—	(3,788)	(3,788)	—	—	—	—	(509)	(509)	—	(4,297)	(4,297)
Changes in CLO collateral balances (5)	—	—	—	—	460	460	—	—	—	—	—	—	—	460	460
Market Appreciation/(Depreciation) (6)	—	2,365	2,365	—	(1,914)	(1,914)	—	(2,724)	(2,724)	—	3,761	3,761	—	1,488	1,488
Foreign Exchange and other (7)	247	436	683	23	554	577	20	51	71	300	1,771	2,071	590	2,812	3,402
Balance, As of March 31, 2016	$23,117	$38,025	$61,142	$4,698	$29,275	$33,973	$15,398	$21,272	$36,670	$13,344	$32,959	$46,303	$56,557	$121,531	$178,088
(1) Represents capital raised by our carry funds, NGP management fee funds and fund of funds vehicles, net of expired available capital.
(2) Represents capital called by our carry funds, NGP management fee funds and fund of funds vehicles, net of fund fees and expenses and investments in our business development companies. Equity invested amounts may vary from capital called due to timing differences between investment acquisition and capital call dates.
(3) Represents distributions from our carry funds, NGP management fee funds and fund of funds vehicles, net of amounts recycled and distributions from our business development companies. Distributions are based on when proceeds are actually distributed to investors, which may differ from when they are realized.
(4) Represents the net result of subscriptions to and redemptions from our hedge funds, mutual fund, and fund of hedge funds vehicles. Our hedge fund partnerships had outstanding redemption requests for $1.5 billion in the aggregate as of the beginning of the second quarter of 2016 and our fund of hedge funds vehicles at DGAM, which are currently in the process of winding-down, had approximately $1.5 billion of AUM at March 31, 2016.
(5) Represents the change in the aggregate collateral balance and principal cash at par of the CLOs/structured products.
(6) Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on portfolio investments and changes in the net asset value of our hedge funds, mutual fund, and fund of hedge funds vehicles. Depreciation for the first quarter of 2016 was driven by declines in our hedge funds partially offset by appreciation in the public portfolio of our carry funds of $0.2 billion, or 1% and appreciation in the private portfolio of our carry funds of $0.1 billion, or 0%. Appreciation for the twelve months ended March 31, 2016 was primarily driven by appreciation in the private portfolio of our carry funds of $0.8 billion (2%) while our public portfolio of carry funds remained flat. Remaining market appreciation for the twelve months ended March 31, 2016 was driven by appreciation in our fund of funds vehicles ($3.8 billion), offset by depreciation in our hedge funds of $1.2 billion and NGP Management Fee Funds of $1.9 billion.
(7) Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds and other changes in AUM. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.
(8) Ending balance is comprised of approximately $19.5 billion from our structured credit /other structured product funds, $6.3 billion in our hedge funds, $6.8 billion (including $4.7 billion of Available Capital) in our carry funds, and $1.4 billion from our business development companies.
(9) The fair market values for our Investment Solutions fund of funds vehicles are based on the latest available valuations of the underlying limited partnership interests (in most cases as of December 31, 2015) as provided by their general partners, plus the net cash flows since the latest valuation, up to March 31, 2016.

Page | 21

Fee-Earning AUM Roll Forward (Unaudited)

	Three Months Ended March 31, 2016
(USD in millions)	Corporate Private Equity	Global Market Strategies	Real Assets (7)	Investment Solutions	Total
Fee-earning AUM
Balance, Beginning of Period	$40,926	$30,972	$30,905	$28,191	$130,994
Inflows, including Fee-paying Commitments (1)	267	349	329	1,787	2,732
Outflows, including Distributions (2)	(727)	(223)	(654)	(500)	(2,104)
Subscriptions, net of Redemptions (3)	—	(1,448)	—	(266)	(1,714)
Changes in CLO collateral balances (4)	—	(976)	—	—	(976)
Market Appreciation/(Depreciation) (5)	—	(433)	(8)	(143)	(584)
Foreign Exchange and other (6)	443	357	79	1,112	1,991
Balance, End of Period	$40,909	$28,598	$30,651	$30,181	$130,339

	For the Twelve Months Ended March 31, 2016
(USD in millions)	Corporate Private Equity	Global Market Strategies	Real Assets (7)	Investment Solutions	Total
Fee-earning AUM
Balance, Beginning of Period	$39,363	$31,990	$27,587	$30,472	$129,412
Inflows, including Fee-paying Commitments (1)	5,988	2,765	7,581	5,294	21,628
Outflows, including Distributions (2)	(4,618)	(1,185)	(4,575)	(6,222)	(16,600)
Subscriptions, net of Redemptions (3)	—	(3,690)	—	(456)	(4,146)
Changes in CLO collateral balances (4)	—	(852)	—	—	(852)
Market Appreciation/(Depreciation) (5)	(262)	(1,162)	(7)	(414)	(1,845)
Foreign Exchange and other (6)	438	732	65	1,507	2,742
Balance, End of Period	$40,909	$28,598	$30,651	$30,181	$130,339
(1) Inflows represent limited partner capital raised and capital invested by our carry funds, NGP management fee funds, and fund of funds vehicles outside the investment period, weighted-average investment period or commitment fee period. Inflows do not include amounts raised of $3.8 billion for which fees have not yet commenced.
(2) Outflows represent limited partner distributions from our carry funds, NGP management fee funds, and fund of funds vehicles, changes in basis for our carry funds and fund of funds vehicles where the investment period, weighted-average investment period or commitment fee period has expired, and reductions for funds that are no longer calling for fees.
(3) Represents the net result of subscriptions to and redemptions from our hedge funds, mutual fund and fund of hedge funds vehicles.
(4) Represents the change in the aggregate Fee-earning collateral balances at par of our CLOs/structured products, as of the quarterly cut-off dates.
(5) Market Appreciation/ (Depreciation) represents changes in the net asset value of our hedge funds, mutual fund and fund of hedge funds vehicles, and realized and unrealized gains (losses) on portfolio investments in our carry funds and fund of funds vehicles based on the lower of cost or fair value.
(6) Includes activity of funds with fees based on gross asset value. Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.
(7) Energy II, Energy III, Energy IV, Renew I, and Renew II (collectively, the “Legacy Energy Funds”), are managed with Riverstone Holdings LLC and its affiliates. Affiliates of both Carlyle and Riverstone act as investment advisers to each of the Legacy Energy Funds. With the exception of Energy IV and Renew II, where Carlyle has a minority representation on the funds’ management committees, management of each of the Legacy Energy Funds is vested in committees with equal representation by Carlyle and Riverstone, and the consent of representatives of both Carlyle and Riverstone is required for investment decisions. As of March 31, 2016, the Legacy Energy Funds had, in the aggregate, approximately $6.1 billion in AUM and $5.8 billion in Fee-earning AUM. NGP VII, NGP VIII, NGP IX, or in the case of NGP M&R, NGP ETP I, and NGP ETP II, certain affiliated entities (collectively, the “NGP management fee funds”) and NGP X, NGP GAP and NGP XI (referred to herein as, "carry funds"), are managed by NGP Energy Capital Management. As of March 31, 2016, the NGP management fee funds and carry funds had, in the aggregate, approximately $11.2 billion in AUM and $11.2 billion in Fee-earning AUM.

Page | 22

Corporate Private Equity Fund Performance (Unaudited)
The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our existing or future funds will achieve similar returns.

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of March 31, 2016					Inception to March 31, 2016
Corporate Private Equity	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR(7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR(7)
	(Reported in Local Currency, in Millions)							(Reported in Local Currency, in Millions)
Fully Invested Funds (6)
CP II	10/1994	$1,331.1	$1,362.4	$4,072.2	3.0x	34%	25%	$1,362.4	$4,072.2	3.0x	34%
CP III	2/2000	$3,912.7	$4,031.6	$10,146.9	2.5x	27%	21%	$4,031.6	$10,146.9	2.5x	27%
CP IV	12/2004	$7,850.0	$7,612.6	$18,041.4	2.4x	16%	13%	$6,827.6	$17,281.1	2.5x	18%
CP V	5/2007	$13,719.7	$13,001.4	$25,153.0	1.9x	18%	13%	$7,990.8	$20,719.6	2.6x	27%
CEP I	12/1997	€1,003.6	€981.6	€2,126.5	2.2x	18%	11%	€981.6	€2,126.5	2.2x	18%
CEP II	9/2003	€1,805.4	€2,048.8	€3,937.5	1.9x	36%	20%	€1,489.4	€3,571.1	2.4x	55%
CEP III	12/2006	€5,294.9	€5,064.7	€10,944.5	2.2x	19%	14%	€3,413.0	€8,593.0	2.5x	22%
CAP I	12/1998	$750.0	$627.7	$2,521.8	4.0x	25%	18%	$627.7	$2,521.8	4.0x	25%
CAP II	2/2006	$1,810.0	$1,633.6	$2,881.4	1.8x	11%	8%	$720.0	$2,194.9	3.0x	24%
CAP III	5/2008	$2,551.6	$2,527.3	$4,779.0	1.9x	20%	14%	$1,523.8	$2,896.2	1.9x	20%
CJP I	10/2001	¥50,000.0	¥47,291.4	¥138,992.2	2.9x	61%	37%	¥39,756.6	¥131,454.6	3.3x	65%
CJP II	7/2006	¥165,600.0	¥141,866.7	¥184,576.5	1.3x	5%	2%	¥64,306.1	¥102,760.1	1.6x	10%
CGFSP I	9/2008	$1,100.2	$1,080.7	$2,098.9	1.9x	19%	13%	$502.9	$1,158.6	2.3x	27%
CEOF I	5/2011	$1,119.1	$1,105.6	$1,463.0	1.3x	18%	11%	$221.0	$649.1	2.9x	53%
CETP II	2/2007	€521.6	€436.4	€1,025.7	2.4x	25%	16%	€216.9	€835.7	3.9x	35%
CAGP IV	6/2008	$1,041.4	$949.9	$1,343.4	1.4x	12%	6%	$175.8	$418.6	2.4x	31%
All Other Funds (9)	Various		$3,883.6	$6,236.7	1.6x	17%	7%	$3,100.9	$5,294.6	1.7x	19%
Coinvestments and Other (10)	Various		$9,463.8	$22,421.5	2.4x	36%	33%	$6,149.3	$18,397.3	3.0x	36%
Total Fully Invested Funds			$58,670.9	$124,559.4	2.1x	26%	19%	$41,101.8	$105,047.5	2.6x	29%
Funds in the Investment Period (6)
CP VI (12)	5/2012	$13,000.0	$5,723.0	$6,102.6	1.1x	NM	NM
CEP IV (12)	8/2013	€3,669.5	€1,357.0	€1,414.8	1.0x	NM	NM
CAP IV (12)	11/2012	$3,880.4	$1,798.6	$1,815.0	1.0x	NM	NM
CGFSP II (12)	4/2013	$1,000.0	$481.5	$544.5	1.1x	NM	NM
CJP III (12)	8/2013	¥119,505.1	¥40,320.3	¥51,185.1	1.3x	NM	NM
CEOF II (12)	3/2015	$2,400.0	$429.2	$421.4	1.0x	NM	NM
All Other Funds (11)	Various		$1,735.7	$1,644.2	0.9x	(5)%	(15)%
Total Funds in the Investment Period			$12,070.7	$12,592.9	1.0x	4%	(5)%	$197.6	$358.0	1.8x	40%
TOTAL CORPORATE PRIVATE EQUITY (13)			$70,741.6	$137,152.2	1.9x	26%	18%	$41,299.4	$105,405.5	2.6x	29%

Page | 23

Real Assets and Global Market Strategies Carry Funds Fund Performance (Unaudited)

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of March 31, 2016					As of March 31, 2016
Real Assets	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)
			(Reported in Local Currency, in Millions)					(Reported in Local Currency, in Millions)
Fully Invested Funds (6)
CRP III	11/2000	$564.1	$522.5	$1,647.9	3.2x	44%	30%	$522.5	$1,647.9	3.2x	44%
CRP IV	12/2004	$950.0	$1,198.5	$1,742.6	1.5x	7%	3%	$874.7	$1,442.0	1.6x	11%
CRP V	11/2006	$3,000.0	$3,293.2	$5,278.1	1.6x	12%	9%	$2,855.6	$4,653.6	1.6x	14%
CRP VI	9/2010	$2,340.0	$2,045.2	$3,705.2	1.8x	34%	23%	$1,145.0	$2,312.0	2.0x	36%
CEREP I	3/2002	€426.6	€517.0	€698.6	1.4x	14%	7%	€517.0	€698.6	1.4x	14%
CEREP II	4/2005	€762.7	€833.8	€128.1	0.2x	(100)%	(100)%	€777.8	€139.1	0.2x	(100)%
CEREP III	5/2007	€2,229.5	€2,006.4	€2,207.8	1.1x	2%	(1)%	€989.7	€1,362.2	1.4x	7%
CIP	9/2006	$1,143.7	$1,029.2	$1,249.2	1.2x	5%	1%	$376.4	$439.5	1.2x	2%
NGP X	1/2012	$3,586.0	$3,018.7	$3,037.7	1.0x	1%	(3)%	$522.3	$1,090.1	2.1x	46%
Energy II	7/2002	$1,100.0	$1,334.8	$3,175.7	2.4x	81%	55%	$1,046.1	$3,050.5	2.9x	91%
Energy III	10/2005	$3,800.0	$3,569.7	$5,241.6	1.5x	9%	7%	$2,308.7	$4,576.9	2.0x	18%
Energy IV	12/2007	$5,979.1	$6,051.6	$7,381.9	1.2x	7%	4%	$2,533.8	$4,583.2	1.8x	27%
Renew II	3/2008	$3,417.5	$2,869.2	$3,956.2	1.4x	9%	6%	$1,434.2	$2,196.8	1.5x	14%
All Other Funds (14)	Various		$2,939.5	$3,270.8	1.1x	4%	(1)%	$2,494.5	$2,786.6	1.1x	5%
Coinvestments and Other (10)	Various		$5,435.7	$8,529.1	1.6x	16%	12%	$3,201.3	$6,301.8	2.0x	23%
Total Fully Invested Funds			$37,128.6	$51,669.3	1.4x	12%	7%	$21,915.0	$37,584.5	1.7x	19%
Funds in the Investment Period (6)
CRP VII (12)	3/2014	$4,161.6	$1,382.8	$1,626.9	1.2x	NM	NM
CIEP I (12)	9/2013	$2,500.0	$440.4	$558.1	1.3x	NM	NM
NGP XI (12)	6/2014	$5,325.0	$727.9	$675.7	0.9x	NM	NM
CPP II (12)	6/2014	$1,311.4	$194.3	$186.7	1.0x	NM	NM
All Other Funds (15)	Various		$168.5	$183.3	1.1x	NM	NM
Total Funds in the Investment Period			$2,913.9	$3,230.7	1.1x	18%	—%	$—	$—	n/a	n/a
TOTAL Real Assets (13)			$40,042.5	$54,900.0	1.4x	12%	7%	$21,915.0	$37,584.5	1.7x	19%

			TOTAL INVESTMENTS
			As of March 31, 2016			Inception to March 31, 2016
Global Market Strategies	Fund Inception Date (16)	Committed Capital	Cumulative Invested Capital (17)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)
	(Reported in Local Currency, in Millions)
CSP II	6/2007	$1,352.3	$1,352.3	$2,435.5	1.8x	17%	11%
CEMOF I	12/2010	$1,382.5	$1,160.8	$1,120.9	1.0x	(2)%	(8)%
CEMOF II (24)	2/2015	$2,721.6	$166.5	$170.5	1.0x	NM	NM

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Investment Solutions Fund Performance (Unaudited)

			TOTAL INVESTMENTS
			As of March 31, 2016
Investment Solutions (19)	Vintage Year	Fund Size	Cumulative Invested Capital (2)(20)	Total Fair Value (3)(20)	MOIC (4)	Gross IRR (7)	Net IRR (8)
	(Reported in Local Currency, in Millions)
Fully Committed Funds (18)
Main Fund I - Fund Investments	2000	€5,174.6	€4,300.7	€7,067.9	1.6x	12%	12%
Main Fund II - Fund Investments	2003	€4,545.0	€4,898.2	€7,662.9	1.6x	10%	9%
Main Fund III - Fund Investments	2005	€11,500.0	€12,694.9	€19,471.5	1.5x	10%	10%
Main Fund IV - Fund Investments	2009	€4,877.3	€4,340.5	€6,011.8	1.4x	15%	15%
Main Fund I - Secondary Investments	2002	€519.4	€496.2	€936.4	1.9x	57%	54%
Main Fund II - Secondary Investments	2003	€998.4	€1,019.3	€1,856.9	1.8x	27%	26%
Main Fund III - Secondary Investments	2006	€2,250.0	€2,369.9	€3,505.7	1.5x	10%	10%
Main Fund IV - Secondary Investments	2010	€1,859.1	€1,922.5	€3,092.1	1.6x	20%	19%
Main Fund II - Co-Investments	2003	€1,090.0	€930.0	€2,589.0	2.8x	44%	42%
Main Fund III - Co-Investments	2006	€2,760.0	€2,843.6	€3,837.0	1.3x	5%	4%
Main Fund IV - Co-Investments	2010	€1,475.0	€1,371.3	€3,114.0	2.3x	24%	22%
Main Fund V - Co-Investments	2012	€1,122.2	€1,025.5	€1,863.0	1.8x	35%	32%
Main Fund II - Mezzanine Investments	2004	€700.0	€771.3	€1,048.1	1.4x	7%	7%
Main Fund III - Mezzanine Investments	2006	€2,000.0	€1,970.8	€2,585.3	1.3x	10%	9%
All Other Funds (21)	Various		€1,907.9	€2,649.2	1.4x	15%	12%
Total Fully Committed Funds			€42,862.6	€67,291.0	1.6x	13%	12%
Funds in the Commitment Period (18)
Main Fund V - Fund Investments (22)	2012	€5,080.0	€2,261.5	€2,406.8	1.1x	NM	NM
Main Fund VI - Fund Investments (22)	2015	€1,106.4	€32.2	€24.4	0.8x	NM	NM
Main Fund V - Secondary Investments	2011	€4,271.2	€3,039.4	€4,144.9	1.4x	24%	22%
Main Fund VI - Co-Investments	2014	€1,115.0	€560.9	€601.6	1.1x	12%	8%
All Other Funds (21)	Various		€338.0	€370.4	1.1x	14%	9%
Total Funds in the Commitment Period			€6,232.0	€7,548.1	1.2x	17%	15%
TOTAL INVESTMENT SOLUTIONS			€49,094.6	€74,839.1	1.5x	13%	12%
TOTAL INVESTMENT SOLUTIONS (USD) (23)			$55,871.9	$85,170.3	1.5x

(1) The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Corporate Private Equity segment our first fund was formed in 1990. For our Real Assets segment our first fund was formed in 1997.
(2) Represents the original cost of all capital called for investments since inception of the fund.
(3) Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest.
(4) Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.
(5) An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total amount of proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC and Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and Gross IRR. Our measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Corporate Private Equity and Total Real Assets.
(6) Fully Invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.
(7) Gross Internal Rate of Return (“Gross IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.
(8) Net Internal Rate of Return (“Net IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest.
(9) Aggregate includes the following funds: CP I, CMG, CVP I, CVP II, CUSGF III, CEVP, CETP I, CAVP I, CAVP II, CAGP III, Mexico, CBPF, and MENA.

Page | 25

(10) Includes coinvestments and certain other stand-alone investments arranged by us.
(11) Aggregate includes the following funds: CGP, CSABF, CSSAF, CPF I, CCI, and CETP III.
(12) Returns are not considered meaningful, as the investment period commenced in May 2012 for CP VI, November 2012 for CAP IV, April 2013 for CGFSP II, August 2013 for CEP IV, August 2013 for CJP III, March 2015 for CEOF II, September 2013 for CIEP I, March 2014 for CRP VII, June 2014 for NGP XI, and June 2014 for CPP II.
(13) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.
(14) Aggregate includes the following funds: CRP I, CRP II, CAREP I, CAREP II, CRCP I, CPOCP, Renew I and Energy I.
(15) Aggregate includes NGP GAP. Return is not considered meaningful, as the investment period commenced in December 2013 for NGP GAP.
(16) The data presented herein that provides “inception to date” performance results for CSP II, CEMOF I, and CEMOF II related to the period following the formation of the funds in June 2007, December 2010, and February 2015, respectively.
(17) Represents the original cost of investments net of investment level recallable proceeds which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.
(18) Fully Committed funds are past the expiration date of the commitment period as defined in the respective limited partnership agreement.
(19)  Includes private equity and mezzanine primary fund investments, secondary fund investments and co-investments originated by the AlpInvest team. Excluded from the performance information shown are a) investments that were not originated by AlpInvest, b) Direct Investments, which was spun off from AlpInvest in 2005, and c) Metropolitan Real Estate fund of funds vehicles. As of March 31, 2016, these excluded investments represent $0.5 billion of AUM at AlpInvest and $1.9 billion of AUM at Metropolitan.
(20) For purposes of aggregation, funds that report in foreign currency have been converted to Euro at the reporting period spot rate.
(21) Aggregate includes Main Fund I - Co-Investments, Main Fund I - Mezzanine Investments, Main Fund IV - Mezzanine Investments, Main Fund V - Mezzanine Investments, AlpInvest CleanTech Funds and funds which are not included as part of a main fund.
(22) Returns are not considered meaningful as the commitment period commenced in 2012 and 2015, respectively for Main Fund V - Fund Investments and Main Fund VI - Fund Investments.
(23) Represents the U.S. dollar equivalent balance translated at the spot rate as of period end.
(24) Returns are not considered meaningful, as the investment period commenced in November 2015 for CEMOF II.

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Remaining Fair Value Analysis

	Remaining Fair Value (1)	Unrealized MOIC (2)	Total MOIC (3)	% Invested (4)	In Accrued Carry/ (Clawback) (5)	LTM Realized Carry (6)	Catch-up Rate	Fee Initiation Date (7)	Quarters Since Fee Initiation	Original Investment Period End Date
	As of March 31, 2016
Corporate Private Equity	(Reported in Local Currency, in Millions)
CP V	$8,247.1	1.6x	1.9x	95%	X	X	100%	Jun-07	36	May-13
CP VI	$5,896.7	1.0x	1.1x	44%			100%	Jun-13	12	May-18
CEP III	€3,515.5	2.2x	2.2x	96%	X	X	100%	Jul-07	35	Dec-12
CAP III	$1,775.5	1.8x	1.9x	99%	X	X	100%	Jun-08	32	May-14
CAP IV	$1,755.2	0.9x	1.0x	46%			100%	Jul-13	11	Nov-18
CEP IV	€1,370.6	1.0x	1.0x	37%			100%	Sep-14	7	Aug-19
CGFSP I	$1,131.6	1.6x	1.9x	98%	X	X	100%	Oct-08	30	Sep-14
CP IV	$1,017.8	1.3x	2.4x	97%	X	X	80%	Apr-05	44	Dec-10
CEOF I	$968.7	1.1x	1.3x	99%	X		80%	Sep-11	19	May-17
CAGP IV	$840.5	1.1x	1.4x	91%			100%	Aug-08	31	Jun-14
CJP II	¥75,207.6	1.2x	1.3x	86%			80%	Oct-06	38	Jul-12
CAP II	$593.7	0.9x	1.8x	90%	(X)		80%	Mar-06	41	Feb-12
CJP III	¥66,071.6	1.3x	1.3x	34%			100%	Sep-13	11	Feb-20
CGFSP II	$568.0	1.1x	1.1x	48%	X		100%	Jun-13	12	Dec-17
CEOF II	$437.6	1.0x	1.0x	18%			80%	Nov-15	2	Mar-21
CETP II	€320.7	1.4x	2.4x	84%	X	X	100%	Jan-08	33	Jul-13
CEP II	€246.6	0.5x	1.9x	113%	X	X	80%	Sep-03	51	Sep-08
All Other Funds (8)	$2,560.5	1.0x	2.1x		NM	NM
Coinvestment and Other (9)	$4,763.7	1.5x	2.4x		NM	NM
Total Corporate Private Equity (12)	$38,018.8	1.3x	1.9x

Real Assets
Energy IV	$2,427.8	0.6x	1.2x	101%	(X)		80%	Feb-08	33	Dec-13
NGP X	$2,007.7	0.8x	1.0x	84%			80%	Jan-12	17	May-17
Renew II	$1,950.8	1.2x	1.4x	84%	(X)		80%	Mar-08	33	May-14
CRP VII	$1,625.1	1.2x	1.2x	33%	X		80%	Jun-14	8	Mar-19
CRP VI	$1,534.8	1.6x	1.8x	87%	X	X	50%	Mar-11	21	Mar-16
CRP V	$1,237.4	1.8x	1.6x	110%	X		50%	Nov-06	38	Nov-11
CEREP III	€853.5	0.9x	1.1x	90%			67%	Jun-07	36	May-11
CRP IV	$695.4	1.9x	1.5x	126%			50%	Jan-05	45	Dec-09
NGP XI	$675.9	0.9x	0.9x	14%			80%	Feb-15	5	Oct-19
CIP	$616.7	1.3x	1.2x	90%			80%	Oct-06	38	Sep-12
CIEP I	$539.8	1.3x	1.3x	18%			80%	Oct-13	10	Sep-19
Energy III	$409.0	0.2x	1.5x	94%	(X)		80%	Nov-05	42	Oct-11
CRP III	$354.5	86.2x	3.2x	93%	X	X	50%	Mar-01	61	May-05
CPP II	$180.7	1.0x	1.0x	15%			80%	Sep-14	7	Apr-21
All Other Funds (10)	$459.9	0.6x	1.3x		NM	NM
Coinvestment and Other (9)	$2,681.6	1.2x	1.6x		NM	NM
Total Real Assets (12)	$18,368.4	1.0x	1.4x

Global Market Strategies
CEMOF I	$599.1	0.6x	1.0x	84%			100%	Dec-10	22	Dec-15
CSP II	$293.6	0.8x	1.8x	100%	X		80%	Dec-07	34	Jun-11
CEMOF II	$176.7	1.0x	1.0x	6%			100%	Dec-15	2	Feb-20
All Other Funds (11)	$734.3	0.9x	1.4x		NM	NM
Coinvestment and Other (9)	$281.8	0.7x	0.9x		NM	NM
Total Global Market Strategies	$2,085.6	0.8x	1.4x

Page | 27

Remaining Fair Value Analysis, Notes
(1) Net asset value of our carry funds. Reflects significant funds with remaining fair value of greater than $100 million.
(2) Unrealized multiple of invested capital (“MOIC”) represents remaining fair market value, before management fees, expenses and carried interest, divided by investment cost.
(3) Total MOIC represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital. For certain funds, represents the original cost of investments net of investment-level recallable proceeds, which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.
(4) Represents cumulative equity invested as of the reporting period divided by total commitments. Amount can be greater than 100% due to the re-investment of recallable distributions to fund investors.
(5) Fund has accrued carry/(clawback) as of the reporting period.
(6) Fund has realized carry in the last twelve months.
(7) Represents the date of the first capital contribution for management fees.
(8) Aggregate includes the following funds: CMG, CP I, CP II, CP III, CEP I, CAP I, CBPF, CJP I, CEVP, CETP I, CETP III, CCI, CAVP I, CAVP II, CAGP III, Mexico, MENA, CSABF, CSSAF, CPF, CGP, CVP I, CVP II, and CUSGF III. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(9) Includes co-investments, prefund investments and certain other stand-alone investments arranged by us. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(10) Aggregate includes the following funds: CRP I, CRP II, CRCP I, CEREP I, CEREP II, CAREP I, CAREP II, CPOCP I, NGP GAP, Energy I, Energy II and Renew I. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(11) Aggregate includes the following funds: CSP I, CSP III, CMP I, CMP II, and CASCOF. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.
(12) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

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Largest Publicly Traded Positions in Carry Funds

Rank	Largest Publicly Traded Equity Positions	Fund(s)	Q1 2016 Value (1,2)
1	Axalta Coating Systems	CP V, CEP III	$2,038,510,287
2	CommScope, Inc.	CP V, CEP III	1,709,177,802
3	Focus Media	CAP III	1,672,490,225
4	CoreSite Realty Corporation	CRP III, CRP IV, CRP V	1,178,155,219
5	NXP Semiconductors, N.V.	CP IV, CEP II, CAP II, CJP I	893,890,647
6	Pattern Energy Group Holdings, L.P.	RENEW II	864,225,891
7	Booz Allen Hamilton, Inc.	CP V, CMP II	861,955,258
8	Multi Packaging Solutions, Inc.	CEP III	436,799,158
9	Wesco Holdings, Inc.	CP IV, CMP I	335,721,351
10	USA Compression	ENERGY IV	308,021,874
	Top 10 Positions		10,298,947,711
	Total Public Equity Portfolio (carry fund only)		14,351,061,496
	% of public portfolio in top 10 positions		72%

(1) Includes gross fund only investment results including external coinvestment. May include portion of private business in value.
(2) In U.S. dollars, or converted to U.S. dollars at the prevailing exchange rate on the last day of the fiscal period.
Note: Includes all classes of shares irrespective of trading status.

Page | 29

Reconciliation for Economic Net Income and Distributable Earnings (Unaudited)

	Three Months Ended					Twelve Months Ended
	Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016	Mar 31, 2016
	(Dollars in millions)
Income (loss) before provision for income taxes	$615.3	$474.1	$(529.1)	$(158.1)	$15.3	$(197.8)
Adjustments:
Equity-based compensation issued in conjunction with the initial public offering, acquisitions and strategic investments	59.0	88.6	54.5	57.7	45.4	246.2
Acquisition related charges, including amortization of intangibles and impairment	40.6	(2.3)	209.6	40.9	17.7	265.9
Other non-operating expense (income)	1.1	(2.9)	(9.9)	4.3	3.8	(4.7)
Tax (expense) benefit associated with performance fee compensation	(5.2)	(9.1)	(5.1)	4.5	(3.3)	(13.0)
Net (income) loss attributable to non-controlling interests in consolidated entities	(439.1)	(370.8)	152.4	119.6	2.3	(96.5)
Other adjustments (1)	1.0	2.0	(0.8)	3.8	7.3	12.3
Economic Net Income (Loss)	$272.7	$179.6	$(128.4)	$72.7	$88.5	$212.4
Net performance fees	281.8	149.2	(148.6)	109.3	75.3	185.2
Investment income (loss)	(28.0)	11.0	(6.3)	0.9	(6.4)	(0.8)
Equity-based compensation	32.3	27.9	30.8	30.5	31.4	120.6
Reserve for Litigation and Contingencies	—	—	—	50.0	—	50.0
Fee Related Earnings	$51.2	$47.3	$57.3	$43.0	$51.0	$198.6
Realized performance fees, net of related compensation	178.4	332.7	177.2	100.2	70.1	680.2
Realized investment income (loss)	(82.0)	6.1	9.2	1.9	7.5	24.7
Distributable Earnings	$147.6	$386.1	$243.7	$145.1	$128.6	$903.5
Depreciation and amortization expense	5.5	6.7	6.6	6.8	7.3	27.4
Interest expense	14.6	14.5	14.4	14.6	15.2	58.7
Adjusted EBITDA	$167.7	$407.3	$264.7	$166.5	$151.1	$989.6

(1) Other adjustments primarily consist of severance.

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Reconciliation for Economic Net Income and Distributable Earnings, cont.
(Unaudited)

Three Months Ended
Mar 31, 2016
(Dollars in millions, except unit and per unit amounts)
Economic Net Income	$88.5
Less: Provision for Income Taxes	30.3
Economic Net Income, After Taxes	$58.2

Economic Net Income, After Taxes per Adjusted Unit(1)	$0.18

Distributable Earnings	$128.6
Less: Estimated foreign, state, and local taxes	8.2
Distributable Earnings, After Taxes	$120.4

Distributable Earnings to The Carlyle Group L.P.	$30.7
Less: Estimated current corporate income taxes and TRA payments	1.4
Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$29.3

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding(2)	$0.35

(1) Adjusted Units were determined as follows:

The Carlyle Group L.P. common units outstanding	81,040,289
Carlyle Holdings partnership units not held by The Carlyle Group L.P.	243,276,587
Dilutive effect of unvested deferred restricted common units	1,809,650
Total Adjusted Units	326,126,526

(2)
As of March 31, 2016, there were 81,040,289 outstanding common units of The Carlyle Group L.P. In May 2016, an additional estimated 2,366,429 common units will be issued in connection with the vesting of deferred restricted common units. For purposes of this calculation, these common units have been added to the common units outstanding as of March 31, 2016 because they will participate in the unitholder distribution that will be paid in May 2016, resulting in total common units of 83,406,718.

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The Carlyle Group L.P.
GAAP Balance Sheet (Unaudited)

	As of March 31, 2016
	Consolidated Operating Entities	Consolidated Funds	Eliminations	Consolidated
	(Dollars in millions)
Assets
Cash and cash equivalents	$911.2	$—	$—	$911.2
Cash and cash equivalents held at Consolidated Funds	—	140.3	—	140.3
Restricted cash	13.0	—	—	13.0
Accrued performance fees	3,061.1	—	—	3,061.1
Investments	1,087.7	—	(76.4)	1,011.3
Investments of Consolidated Funds	—	2,681.8	—	2,681.8
Due from affiliates and other receivables, net	275.0	—	(77.0)	198.0
Due from affiliates and other receivables of Consolidated Funds, net	—	41.5	—	41.5
Receivables and inventory of a consolidated real estate VIE	164.9	—	—	164.9
Fixed assets, net	107.7	—	—	107.7
Deposits and other	46.9	2.8	—	49.7
Other assets of a consolidated real estate VIE	40.7	—	—	40.7
Intangible assets, net	127.1	—	—	127.1
Deferred tax assets	227.6	—	—	227.6
Total assets	$6,062.9	$2,866.4	$(153.4)	$8,775.9
Liabilities and partners’ capital
Debt obligations	$1,256.6	$—	$—	$1,256.6
Loans payable of Consolidated Funds	—	2,551.4	(73.5)	2,477.9
Loans payable of a consolidated real estate VIE at fair value (principal amount of $122.5)	73.5	—	—	73.5
Accounts payable, accrued expenses and other liabilities	272.2	—	—	272.2
Accrued compensation and benefits	1,830.7	—	—	1,830.7
Due to affiliates	220.9	0.2	—	221.1
Deferred revenue	218.5	—	—	218.5
Deferred tax liabilities	110.7	—	—	110.7
Other liabilities of Consolidated Funds	—	264.7	(32.9)	231.8
Other liabilities of a consolidated real estate VIE	84.1	—	—	84.1
Accrued giveback obligations	266.5	—	—	266.5
Total liabilities	4,333.7	2,816.3	(106.4)	7,043.6

Redeemable non-controlling interests in consolidated entities	6.2	—	—	6.2

Total partners’ capital	1,723.0	50.1	(47.0)	1,726.1
Total liabilities and partners’ capital	$6,062.9	$2,866.4	$(153.4)	$8,775.9

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The Carlyle Group L.P.
Non-GAAP Financial Information and Other Key Terms
Non-GAAP Financial Information
Carlyle discloses in this press release the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America:

•
Economic net income or “ENI,” represents segment net income which includes certain tax expense associated with performance fee compensation and excludes the impact of all other income taxes, changes in the tax receivable agreement liability, acquisition-related items including amortization and impairment of acquired intangibles and contingent consideration taking the form of earn-outs, charges associated with equity-based compensation issued in Carlyle’s initial public offering or in acquisitions or strategic investments, corporate actions and infrequently occurring or unusual events. Carlyle believes the inclusion or exclusion of these items provides investors with a meaningful indication of its core operating performance. For segment reporting purposes, revenues and expenses, and accordingly segment net income, are presented on a basis that deconsolidates certain Carlyle funds, related co-investment entities and collateralized loan obligations (“CLOs”) (referred to collectively as the “Consolidated Funds”) that Carlyle consolidates in its consolidated financial statements pursuant to U.S. GAAP. Total Segment ENI equals the aggregate of ENI for all segments. Carlyle believes that reporting ENI is helpful to understanding its business and that investors should review the same supplemental financial measure that management uses to analyze its segment performance.

•
Fee-Related Earnings or “FRE,” is a component of ENI and is used to assess the ability of the business to cover base compensation and operating expenses from fee revenues other than performance fees. FRE differs from income (loss) before provision for income taxes computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of ENI and also adjusts ENI to exclude net performance fees, investment income (loss), from investments in Carlyle funds, equity-based compensation and certain general, administrative and other expenses when the timing of any future payment is uncertain. FRE is reported as part of Carlyle’s segment results.

•
Distributable Earnings or “DE,” is FRE plus realized net performance fees and realized investment income (loss), and is used to assess performance and amounts potentially available for distribution from Carlyle Holdings to its unitholders. DE is intended to show the amount of net realized earnings without the effects of Consolidated Funds. DE is evaluated regularly by management in making resource deployment and compensation decisions across our four reportable segments and for compensation. DE is reported as part of Carlyle's segment results.

•
Adjusted EBITDA is a component of ENI and is used to measure Carlyle’s ability to cover recurring operating expenses from cash earnings. Adjusted EBITDA is computed as ENI excluding unrealized performance fees, unrealized performance fee compensation, unrealized investment income, depreciation and amortization expense, interest expense and equity-based compensation.

Income before provision for income taxes is the GAAP financial measure most comparable to ENI, Fee-Related Earnings, Distributable Earnings, and Adjusted EBITDA. Reconciliations of these non-GAAP financial measures to income before provision for income taxes are included within this press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP.

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Other Key Terms
“Assets under management” or “AUM” refers to the assets managed by Carlyle. AUM equals the sum of the following:
(a) the fair value of the capital invested in Carlyle carry funds, co-investment vehicles, NGP management fee funds and fund of funds vehicles plus the capital that Carlyle is entitled to call from investors in those funds and vehicles (including Carlyle commitments to those funds and vehicles and those of senior Carlyle professionals and employees) pursuant to the terms of their capital commitments to those funds and vehicles;
(b) the amount of aggregate collateral balance and principal cash at par or aggregate principal amount of the notes of our CLOs and other structured products (inclusive of all positions);
(c) the net asset value (pre-redemptions and subscriptions) of Carlyle’s long/short credit, emerging markets, multi-product macroeconomic, mutual fund, fund of hedge funds vehicles and other hedge funds; and
(d) the gross assets (including assets acquired with leverage) of our business development companies.
AUM includes certain energy and renewable resources funds that Carlyle jointly advises with Riverstone Holdings L.L.C. (“Riverstone”) and certain NGP management fee funds and carry funds advised by NGP Energy Capital Management. Carlyle’s calculation of AUM (but not Fee-Earning AUM) includes uncalled commitments to, and the fair value of invested capital in, investment funds from Carlyle and its personnel, regardless of whether such commitments or invested capital are subject to management or performance fees.
“Available capital,” commonly known as “dry powder,” for Carlyle’s carry funds and NGP management fee funds refers to the amount of capital commitments available to be called for investments. Amounts previously called may be added back to available capital following certain distributions.
“Carlyle funds,” “our funds” and “our investment funds” refer to the investment funds and vehicles advised by Carlyle.
“Carry funds” refers to (i) those investment funds that Carlyle advises, including the buyout funds, growth capital funds, real estate funds, infrastructure funds, certain energy funds, and opportunistic credit, distressed debt and mezzanine funds (but excluding Carlyle’s structured credit/other structured product funds, hedge funds, business development companies, mutual fund and fund of funds vehicles), where Carlyle receives a special residual allocation of income, which is referred to as a “carried interest,” in the event that specified investment returns are achieved by the fund and (ii) those investment funds advised by NGP from which we are entitled to receive a carried interest.
“Catch-up management fees” refer to those amounts of management fees charged to fund investors in subsequent closings of a fund which apply to the time period between the fee initiation date and the subsequent closing date.
“Expired available capital” occurs when a fund has passed the investment and follow-on periods and can no longer invest capital into new or existing deals. Any remaining available capital, typically a result of either recycled distributions or specific reserves established for the follow-on period that are not drawn, can only be called for fees and expenses and is therefore removed from the total AUM calculation.
“Fee-Earning assets under management” or “Fee-Earning AUM” refers to the assets managed by Carlyle from which Carlyle derives recurring fund management fees. Fee-Earning AUM generally equals the sum of:
(a) for substantially all carry funds and certain co-investment vehicles where the investment period has not expired and for Metropolitan fund of funds vehicles during the weighted-average investment period of the underlying funds, the amount of limited partner capital commitments, for AlpInvest fund of funds vehicles, the amount of external investor capital commitments during the commitment fee period, and for the NGP management fee funds and certain carry funds advised by NGP, the amount of investor capital commitments before the first investment realization;

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(b) for substantially all carry funds and certain co-investment vehicles where the investment period has expired and for Metropolitan fund of funds vehicles after the expiration of the weighted-average investment period of the underlying funds, the remaining amount of limited partner invested capital, and for the NGP management fee funds and certain carry funds advised by NGP where the first investment has been realized, the amount of partner commitments less realized and written-off investments;
(c) the amount of aggregate fee-earning collateral balance at par of our CLOs, as defined in the fund indentures (typically exclusive of equities and defaulted positions) as of the quarterly cut-off date for each CLO, and the aggregate principal amount of the notes of our other structured products;
(d) the net asset value of our mutual fund and the external investor portion of the net asset value (pre-redemptions and subscriptions) of our long/short credit funds, emerging markets, multi-product macroeconomic, fund of hedge funds vehicles and other hedge funds;
(e) the gross assets (including assets acquired with leverage), excluding cash and cash equivalents of our business development companies and certain carry funds; and
(f) for AlpInvest fund of funds vehicles where the commitment fee period has expired, and certain carry funds where the investment period has expired, the lower of cost or fair value of invested capital.
Fee-Earning AUM includes certain energy and renewable resources carry funds that Carlyle jointly advises with Riverstone and certain NGP management fee funds and carry funds advised by NGP Energy Capital Management. Fee-Earning AUM includes only those assets which earn a material fee.
For Carlyle’s carry funds, co-investment vehicles, NGP management fee funds and fund of funds vehicles, total AUM includes the fair value of the capital invested, whereas Fee-Earning AUM includes the amount of capital commitments or the remaining amount of invested capital at cost, depending on whether the investment period for the fund has expired. As such, Fee-Earning AUM may be greater than total AUM when the aggregate fair value of the remaining investments is less than the cost of those investments.
“Fund of funds vehicles” refers to those funds, accounts and vehicles advised by AlpInvest Partners B.V., Metropolitan Real Estate Equity Management, LLC, and Diversified Global Asset Management Corporation.
“NGP management fee funds” refer to those funds advised by NGP Energy Capital Management (together with its affiliates and subsidiaries) from which we only receive management fees.
“Net accrued performance fees” refers to the accrued performance fees that are attributable to Carlyle’s unitholders. This balance is comprised of accrued performance fees less: accrued giveback obligations, accrued performance fee compensation (inclusive of related tax obligations), and accrued performance fees attributable to non-controlling interests. This balance also excludes net accrued performance fees that have been realized but will be collected in subsequent periods.
“Net performance fees” refers to the performance fees from Carlyle funds and fund of funds vehicles net of the portion allocated to Carlyle investment professionals (including related tax expense) which is reflected as performance fee related compensation expense.
“Performance fees” consist principally of carried interest from carry funds and certain fund of funds vehicles and incentive fees or allocations from certain of our Global Market Strategies funds. Carlyle is generally entitled to a 20% allocation (or 1.8% to 10% in the case of most of the fund of funds vehicles) of the net realized income or gain as a carried interest after returning the invested capital, the allocation of preferred returns of generally 8% to 9% and the return of certain fund costs (subject to catch-up provisions as set forth in the fund limited partnership agreement). Carried interest revenue, which is a component of performance fees in Carlyle’s consolidated financial statements, is recognized by Carlyle upon appreciation of the valuation of the applicable funds’ investments above certain return

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hurdles as set forth in each respective partnership agreement and is based on the amount that would be due to Carlyle pursuant to the fund partnership agreement at each period end as if the funds were liquidated at such date.
“Realized net performance fees” refers to the realized performance fees from Carlyle funds and fund of funds vehicles net of the portion allocated to Carlyle investment professionals (including related tax expense) which is reflected as realized performance fee related compensation expense.
“VIE” refers to a variable interest entity, as that term is defined in Accounting Standards Codification Topic 810, Consolidation.

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